UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Citizens Financial Services, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CITIZENS FINANCIAL SERVICES, INC.
15 South Main Street
Mansfield, Pennsylvania 16933
570-662-2121

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 18, 2023

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Citizens Financial Services, Inc. (the “Company”) will be held at First Citizens Community Bank, 11499 Route 6, Wellsboro, Pennsylvania, at 10:00 a.m., local time, on Tuesday, April 18, 2023, for the following purposes:

1.	To elect four Class 3 directors to serve for three-year terms, and until their successors are duly elected and qualified;

2.	To ratify the appointment of S.R. Snodgrass, P.C., Certified Public Accountants, as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023;

3.	To approve the Citizens Financial Services, Inc. 2023 Employee Stock Purchase Plan; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

Record holders of the Company’s common stock at the close of business on February 27, 2023 are entitled to receive notice of the Annual Meeting and any adjournment or postponement of the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Randall E. Black
Chief Executive Officer and President

March 9, 2023
Mansfield, Pennsylvania

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum.  Shareholders of record may vote their proxies by mail, by Internet, or in person.  Voting instructions are printed on your proxy card or vote authorization.   A printed proxy card for the Annual Meeting and a self-addressed return envelope will be mailed on March 20, 2023 to all shareholders of record.   No postage is required if mailed in the United States.

_____________________________________________________________________________________________

PROXY STATEMENT
OF
CITIZENS FINANCIAL SERVICES, INC.
_____________________________________________________________________________________________

 This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Citizens Financial Services, Inc., (the “Company”), a Pennsylvania corporation headquartered at 15 South Main Street, Mansfield, Pennsylvania 16933, to be used at the Annual Meeting of Shareholders.  The Annual Meeting will be held at First Citizens Community Bank, 11499 Route 6, Wellsboro, Pennsylvania, on Tuesday, April 18, 2023 at 10:00 a.m. local time.  This Proxy Statement and related proxy card will be made available beginning on March 9, 2023 to shareholders of record as of February 27, 2023.

GENERAL INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote your shares of the Company’s common stock only if the records of the Company show that you held your shares as of the close of business on February 27, 2023 (the “Record Date”).  As of the close of business on the Record Date, a total of 3,971,210 shares of common stock were outstanding.  Each share of common stock has one vote.

Attending the Meeting

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you.  As the holder of record, you have the right to give your proxy directly to us by voting via the Internet or by mail or to vote in person at the meeting.

If you are the beneficial owner of the Company’s common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of your ownership of such stock to be admitted to the meeting.  A recent brokerage statement or letter from a bank or broker are examples of proof of ownership.  If you want to vote your shares of the Company’s common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Vote Required

Quorum.  The Annual Meeting will be held only if there is a quorum.  A quorum exists if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting.

Votes Required for Proposals.  In voting for the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees.  There is no cumulative voting for the election of directors.  Directors must be elected by a plurality of the votes cast at the Annual Meeting.  The term “plurality” means that the four nominees for Class 3 director receiving the largest number of votes cast will be elected as Class 3 directors.

In voting for the ratification of the appointment of S.R. Snodgrass, P.C., Certified Public Accountants (“S.R. Snodgrass, P.C.”), as our independent registered public accounting firm, or on the Citizens Financial Services, Inc. 2023 Employee Stock Purchase Plan, you may vote in favor of the proposal, against the proposal or abstain from voting.  Approval of each of these proposals requires the affirmative vote of a majority of the votes cast on the applicable proposal at the Annual Meeting.

How We Count Votes.  If you return valid proxy instructions, vote via the Internet, or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.  Broker non-votes also will be counted for purposes of determining the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the selection of the independent registered public accounting firm and on the proposal to approve the Citizens Financial Services, Inc. 2023 Employee Stock Purchase Plan, abstentions and broker non-votes will have no effect on the outcome of either proposal.

Voting By Proxy

The Company’s Board of Directors is making available this Proxy Statement for the purpose of requesting that you allow your shares of the Company’s common stock to be represented at the Annual Meeting by the persons named in the proxy card.  All shares of common stock represented at the Annual Meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card or as indicated when you vote via the Internet.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE:

•	“FOR” THE ELECTION OF FOUR CLASS 3 DIRECTORS TO SERVE FOR THREE-YEAR TERMS, AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED;

•	“FOR” RATIFICATION OF S.R. SNODGRASS, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; AND

•	“FOR” THE APPROVAL OF THE CITIZENS FINANCIAL SERVICES, INC. 2023 EMPLOYEE STOCK PURCHASE PLAN.

If any matter not described in this Proxy Statement is properly presented at the Annual Meeting, the persons named on the proxy card will use their own best judgment to determine how to vote your shares.  The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the meeting.  To revoke your proxy, you must either advise the Secretary of the Company in writing before your common stock has been voted at the Annual Meeting, deliver a signed later-dated proxy, vote on a later date via the Internet, or attend the meeting and vote your shares in person.  Please note all votes cast via the Internet must be cast prior to 11:59 p.m. Eastern Time on April 17, 2023.  Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.

If your common stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted.  Your broker, bank or other nominee may allow you to deliver your voting instructions via telephone or the Internet.  Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

The Company’s Board of Directors currently consists of twelve members, all of whom are independent under the listing standards of the Nasdaq Stock Market, except for Mr. Black who is Chief Executive Officer and President of the Company and of First Citizens Community Bank (the “Bank”), Mr. Mickey L. Jones, who is an Executive Vice President and Chief Operating Officer of the Company and of the Bank, and David Z. Richards, Jr., who is an Executive Vice President of the Bank.  In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this Proxy Statement under the heading “Transactions with Related Persons,” considering the loans or lines of credit that the Bank has directly or indirectly made to Messrs. Chappell, DePaola, Freeman, Graham, Kosa, Kunes, and Landy, and Ms. Schadler.

Board Leadership Structure and Board’s Role in Risk Oversight

The Company’s Corporate Governance Policy gives the Board of Directors the discretion to separate the offices of Chairman of the Board and the Chief Executive Officer and President or to combine them, recognizing that facts and circumstances may make one structure more advisable at any given time.  Currently, the Board of Directors has determined that the separation of the offices of Chairman of the Board and Chief Executive Officer and President enhances Board independence and oversight.  Moreover, the separation of the Chairman of the Board and Chief Executive Officer and President allows the Chief Executive Officer and President to better focus on the responsibilities of running the Company, enhancing shareholder value and expanding and strengthening our franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.  Consistent with this determination, R. Joseph Landy serves as Chairman of the Board of Directors while Randall E. Black serves as Chief Executive Officer and President and as Vice Chairman of the Board of Directors.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk.  Management is responsible for the day-to-day management of the risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  To do this, the Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company.  Senior management attends Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters.  The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.  The Board periodically meets in executive session without management present.  Topics for discussion may include the evaluation of the Chief Executive Officer and President, management succession planning, strategic planning, and such other matters as they may deem appropriate.  In 2022, the Board held three executive sessions.

Rinaldo DePaola serves as Lead Independent Director for the Company and the Bank Boards of Directors.  This appointment of a Lead Independent Director resulted from the Board’s decision to follow best corporate practices.  In 2022, the independent directors of the Board held two meetings.

Code of Ethics

The Company and the Bank have adopted a Code of Ethics that is designed to ensure that the Company’s and Bank’s directors, executive officers and employees meet the highest standards of ethical conduct.  The Code of Ethics requires that the Company’s and Bank’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s and Bank’s best interest.  Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.  The Code of Ethics is available in the Corporate Governance section of our website (www.firstcitizensbank.com).

Committees of the Board of Directors

The following table identifies the members of our Audit and Examination, Compensation/Human Resource, and Governance and Nominating Committees as of February 27, 2023.  All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market.  Based on the number of independent directors currently serving on the Compensation/Human Resource Committee and Governance and Nominating Committee, the Company believes that the functions of these committees are sufficiently performed by the current members.  The Board’s Audit and Examination, Compensation/Human Resource, and Governance and Nominating Committees each operate under a separate written charter that is approved by the Board of Directors.  Each committee reviews and reassesses the adequacy of its charter at least annually.  The charters of all three committees are available in the Corporate Governance section of our website (www.firstcitizensbank.com).

Director	Audit and Examination Committee		Compensation/ Human Resource Committee		Governance and Nominating Committee
Robert W. Chappell			X	*	X
Rinaldo A. DePaola			X		X	*
Thomas E. Freeman	X		X		X
Roger C. Graham, Jr.	X
Janie M. Hilfiger	X				X
E. Gene Kosa	X	*
R. Joseph Landy			X		X
Christopher W. Kunes			X		X
Alletta M. Schadler	X		X

Number of Meetings in 2022	6		5		10

* Denotes Chairperson

Audit and Examination Committee.  The Audit and Examination Committee oversees the Company's accounting and financial reporting processes.  It meets periodically with the independent registered public accounting firm, management and the internal auditors to review accounting, auditing, internal control structure and financial reporting matters.  Roger Graham serves as the financial sophistication designee as defined by the rules of the Securities and Exchange Commission (the “SEC”).  The Board of Directors believes that each Audit and Examination Committee member has sufficient knowledge in financial and auditing matters to serve on the committee.  The committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The report of the Audit and Examination Committee required by the rules of the SEC is included in this proxy statement.  See “Report of the Audit and Examination Committee.”

Compensation/Human Resource Committee. The Compensation/Human Resource Committee is appointed by the Board of Directors of the Company to assist the Board in developing compensation philosophy, criteria, goals and policies for the Company’s executive officers that reflect the values and strategic objectives of the Company and its affiliates that align their interests with the interests of the stockholders. The Committee administers the Company’s compensation plans, including the annual incentive plan, restricted stock plan and tax-qualified defined benefit plan. The Committee reviews and evaluates the terms of employment and change in control agreements for our executive officers.
Consistent with SEC disclosure requirements, the Compensation/Human Resource Committee has assessed the Company's compensation programs and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company or its affiliates.  Our risk assessment process includes: (1) a review of program policies and practices; (2) a program analysis to identify risk; and (3) determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control and the support of the programs and their risks to Company strategy.  Although we review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company or our affiliates. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and are supported by the oversight and administration of the Compensation/Human Resource Committee with regard to executive compensation programs.

During 2022, the Compensation/Human Resource Committee retained and consulted with Newcleus Compensation Advisors, an executive compensation and benefits consulting firm of national scope and reputation, to advise it in connection with executive compensation decisions for 2022.

Governance and Nominating Committee. The Governance and Nominating Committee takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines that should be adopted by the Company and monitoring compliance with these policies and guidelines.  In addition, the Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members, considering the candidates recommended by shareholders for Board membership, and recommending to the Board the director nominees for election at the next Annual Meeting of Shareholders.  It manages the Board’s annual review of its performance and recommends director candidates for each committee for appointment by the Board.  The procedures of the Governance and Nominating Committee required to be disclosed by the rules of the SEC are set forth below.

In order to measure and improve director effectiveness, a yearly self-evaluation is used by the Board to determine each member’s effectiveness and identify opportunities for improvement.   The performance of individual directors is assessed against a range of criteria, including but not limited to:  performance, relevant knowledge, engagement, individual contributions, leadership and group dynamics, and community involvement.  The Governance and Nominating Committee annually oversees and reports to the Board an evaluation of the Board’s performance.  The process includes:

Director Questionnaire:
Board members complete a detailed questionnaire which (a) provides for quantitative ratings in key areas, and (b) seeks subjective comment in each of those areas.

When answering the questions, each Board member ranks all other peer Board members, as well as themselves.

Frequency:	Annually.
Completed By:	All members of the Board.
Findings:
The third-party consultant provides a written summary report based on the data analysis and feedback from the directors.  The findings are made available to the Governance & Nominating Committee.

Each director is able to see their own score, and the Board median score.

If a director receives an average score of 7 or below on any question by 3 or more peer directors, representatives of the Governance & Nominating Committee will talk to the director and determine what is needed to remedy the situation.  If a director’s overall average score is a 7 or below, representatives of the Governance and Nominating Committee will talk to the director and determine what is needed to remedy the situation

Any question that 3 or more directors score 7 or below is determined to be a board weakness and representatives of the Governance and Nominating Committee will determine, after consultation with management and/or consultants, what education or resource is needed to improve the score.

Presentation & Recommendations:
The final summary report is reviewed and discussed with the Governance & Nominating Committee by a representative of BoardEvals, LLC.  The Governance & Nominating Committee will then make a summary report to the full Board.

Governance and Nominating Committee Procedures

Minimum Qualifications.  The Governance and Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors.  A candidate must meet the eligibility requirements set forth in the Company’s Articles of Incorporation and Bylaws, and must meet any qualification requirements set forth in any Board or committee governing documents.  In particular, to encourage directors to demonstrate confidence and support of the Company, the Board of Directors has adopted a stock ownership requirement whereby each Company director shall beneficially own an amount of Company common stock equal to the greater of (1) three times the previous year’s cash retainer, based on the Company’s common stock price on the previous December 31, or (ii) 1,000 unencumbered shares.

The Governance and Nominating Committee considers the following criteria in selecting nominees for initial election or appointment to the Board: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; independence; and any other factors the Governance and Nominating Committee deems relevant, including residence, geographies, size of the Board of Directors and regulatory disclosure obligations.  In order to ensure that our Board of Directors benefits from diverse perspectives, the Governance and Nominating Committee will seek qualified nominees from a variety of backgrounds, including candidates of age, gender and ethnic diversity.  Further, when identifying nominees to serve as directors, the Governance and Nominating Committee seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, agri-business experience and knowledge, current or previous SEC filing company board experience, and corporate governance.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Governance and Nominating Committee considers and reviews an existing director’s Board and committee attendance and performance, length of Board service, experience, skills and contributions that the existing director brings to the Board, equity ownership in the Company, Board self-evaluation, and independence.

Process for Identifying and Evaluating Nominees. The process the Governance and Nominating Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification.  For purposes of identifying nominees for the Board of Directors, the Governance and Nominating Committee relies on personal contacts of the committee and other members of the Board of Directors as well as its knowledge of members of the Bank’s local communities.  The Governance and Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above.  The Governance and Nominating Committee has not previously used an independent search firm in identifying nominees.

Evaluation.  In evaluating potential nominees, the Governance and Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above.  In addition, the Governance and Nominating Committee will conduct a check of the individual’s background and interview the candidate.

Board Diversity.  In order to ensure that our Board of Directors benefits from diverse perspectives, our Board of Directors and the Nominating and Corporate Governance Committee seek qualified nominees from a variety of backgrounds, including candidates of age, gender and ethnic diversity.
Consideration of Recommendations by Shareholders.  It is the policy of the Governance and Nominating Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors.  The Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of
Directors and the Governance and Nominating Committee does not perceive a need to increase the size of the Board of Directors.  In order to avoid the unnecessary use of the Governance and Nominating Committee’s resources, the Governance and Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Shareholders.  To submit a recommendation of a director candidate to the Governance and Nominating Committee, a shareholder should submit the following information in writing, addressed to the Secretary of the Company at the main office of the Company:

1.	The name and address of the person recommended as a director candidate;

2.
All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

3.	The written consent of the person being recommended as a director candidate to be named in the Proxy Statement as a nominee and to serve as a director if elected;

4.
As to the person making the recommendation, the name and address, as they appear on the Company’s books, of such person, and number of shares of common stock of the Company owned by such person; provided, however, that if the person is not a registered holder of the Company’s common stock, the person should submit his or her name and address along with a current written statement from the record holder of the shares that reflects the recommending person’s beneficial ownership of the Company’s common stock; and

5.	A statement disclosing whether the person making the recommendation is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s Annual Meeting of Shareholders, the recommendation must be received by the Governance and Nominating Committee at least 120 calendar days prior to the date the Company’s Proxy Statement was released to shareholders in connection with the previous year’s Annual Meeting, advanced by one year.

Board Refreshment.  Our Board believes that a fully engaged Board of Directors is a strategic asset of the Company, and that knowledgeable and fresh viewpoints and perspectives are important for informed decision-making.  The Board also believes that appropriate tenure can facilitate directors developing greater institutional knowledge and deeper insight into the Company's operations across a variety of economic and competitive environments.
Even before vacancies arise, the Board periodically evaluates whether it collectively has the right mix of skills, experience, attributes and diverse viewpoints necessary for it to drive shareholder value.  The results of this evaluation are used to help inform the desirable skills set for potential Board nominees and to screen director candidates.
At the same time, as part of planning for Board refreshment and director succession, the Governance and Nominating Committee's practice has been to periodically consider potential director candidates.  As a result of this ongoing review, in the last five years alone, the Board has appointed or nominated four new directors.
With the Board’s recommended slate of four nominees, the Board believes that it has an appropriately balanced board and will continue to consider opportunities to strengthen the Board’s composition over time.  As a group, the average tenure of the nominees for election to the Board is approximately 10 years.

Director Skills Summary
Our Board brings diverse experience and perspectives to areas critical to our business.  Their collective knowledge ensures appropriate management and risk oversight and supports our strategy of long-term sustainable shareholder value.

Board Skills Matrix
	Black	Chappell	DePaola	Freeman	Graham	Hilfiger	Jones	Kosa	Kunes	Landy	Richards	Schadler
Skills and Experience
Finance and Accounting	X						X		X		X
Independent Financial Expert
CEO/Business Head	X	X	X	X	X	X	X	X	X	X	X	X
Business Skills and Knowledge	X	X	X	X	X	X	X	X	X	X	X	X
Mergers and Acquisitions	X	X	X	X		X	X		X	X	X	X
Human Capital Management/ Compensation	X			X	X	X	X		X		X	X
Industry and Technology	X			X		X	X				X
Growth and Emerging Technologies	X			X		X	X				X
Cybersecurity
Risk Management	X						X				X
Ag Experience	X	X			X			X	X			X
Agri-Business Experience	X				X			X	X
Environmental
Public Company Governance	X						X		X		X
Sales and Marketing	X	X	X	X	X	X	X	X	X	X	X	X
Government Policy and Sustainability	X			X		X
Legal, Legislative or Regulatory	X	X	X		X		X	X	X	X	X
Tenure and Independence
Years on Board	18	16	16	12	21	1	4	21	4	21	5	7
Independence		X	X	X	X	X		X	X	X		X

Board Diversity Matrix

Our Board views its diversity as an important strength, as our commitment to diversity of experience, gender and ethnicity is a hey driver of the Company’s success. The following matrix illustrates the diversity of the Board as of the date of the Annual Meeting.

Board Diversity Matrix
	Black	Chappell	DePaola	Freeman	Graham	Hilfiger	Jones	Kosa	Kunes	Landy	Richards	Schadler
Demographics
Age	56	56	67	63	67	64	62	76	58	68	62	87
Gender Identity	M	M	M	M	M	F	M	M	M	M	M	F
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	X	X	X	X	X	X	X	X	X	X	X	X
Two or More Races of Ethnicities
LGBTQ+
Directors who are Military Veterans		X
Directors with Disabilities:	3

Environmental, Social and Governance
The Company is committed to strengthening the communities we serve through associate volunteerism and corporate philanthropy, as well as environmental responsibility and sustainability, serving as a cornerstone of the local community, and maintaining transparency in governance.
The Company supports environmental awareness and sustainability by encouraging and empowering recycling, responsible waste management practices and energy conservation throughout the organization.  We continually evaluate opportunities to reduce energy dependence in areas such as facilities, equipment, operations, shipping and business travel.  In 2021, the Company formed an Environmental, Social and Governance Committee whose mission is to ethically and positively impact the employees, the communities we serve, and the financial institution and its stakeholders by focusing on five core initiatives:
 1.  Health and Wellness.  This initiative brings our employees together in unique ways to spotlight issues of mind, body, and spirit that in one way or another affect us all.  Among some of the more popular monthly topics of awareness the committee has focused on:  exercise, healthy eating, women’s health, men’s health, and mental health.

2.  Environmental Sustainability.   The Environmental, Social and Governance Committee is focused on climate action and environmental impact, with specific efforts on conserving resources, waste reduction and recycling, and implementing sustainability measures at our physical office locations.  A TerraCycle partnership has been formed with three specialized recycling bins for pens, batteries, and single-use coffee pouches like K-Cups.

3.  Financial Betterment.  The goals and mission are centered on initiatives the Company and Bank have worked on for many years, such as providing low interest loans, grants, tax credits, and educational materials and meetings offered by financial and insurance professionals.  Among its many achievements, the Bank provided $350,000 in EITC funds to 43 organizations throughout Pennsylvania in 2022.

4.  Diversity, Equity and Inclusion.  The focus of the Environmental, Social and Governance Committee is to engage a diverse workforce by creating a culture of inclusion where similarities, differences, complexities, and constructive dialogue are valued.

5. Volunteerism.  The focus is on participation in charitable organizations and activities.  We will continue to partner with verified 501(c)(3) charities that help provide affordable housing, small business support, financial literacy and education, youth activities, and many others.  The intention is to create community engagement opportunities for FCCB employees that are meaningful, purposeful, and that help those in need.  Some of the goals and accomplishments of this committee are to (1) encourage employees to join non-profit and community organizations in any capacity – such as volunteer coaching, and volunteering in soup kitchens and shelters, (2) volunteering on a special day of service, (3) overseeing and setting up quarterly group volunteer events in each region, and (4) championing the TEAM build project completed at the bank-wide Employee In-Service Day.

For 150 years, since 1872, the Bank and the Company have been focused on strengthening the communities they serve.  We accomplish this through volunteerism, corporate sponsorships, non-profit board service by associates, donations of physical assets, and advancing financial literacy and education.
We promote economic development through investment in community-strengthening initiatives like affordable housing.  Throughout our footprint, we have invested $10.6 million for the creation of new affordable housing.
The Company respects, values and invites diversity in our workforce, customers, suppliers, marketplace and community.
The Company is a partner to the communities we serve, and recognizes that our strength is derived from the communities we call home.  We are proud of our ongoing major partnership with Central PA Foodbank and the Delaware Foodbank, which supports our commitment to agriculture and the end of food insecurity.  Our major gifts toward this area of impact totaled over $30,000 throughout 2022.

Additionally, through our partnership and support of Home4Good, over 18 different projects were awarded funds totaling nearly $1.4 million to help those in need across Delaware and Pennsylvania.  Home4Good helps those who are homeless or at risk of homelessness by channeling dollars to local service organizations that know how to help.

The Company was a lead investor by providing $100,000 to support the HDC MidAtlantic’s College Avenue Affordable Housing Project, which will provide affordable housing in Lancaster City, PA.  And we contributed $50,000 to support the WEPA Tec Centro workforce development project in Lebanon City, PA, a center that will provide workforce training and education to low- and moderate-income individuals that reside within the city. $93,000 of our contributions were provided to CRA Community Development specific initiatives, and our employees volunteered over 2,600 hours to organizations benefiting low- and moderate-income areas in 2022.

The Company is committed to inclusivity and in 2022 received the Bank On Certification, a certification promoted by the CFE fund that is nationally awarded to banks that meet account criteria that ensures everyone has access to a safe, affordable transactional banking account.

We are advocates for financial literacy and believe it is our duty to make financial literacy accessible.  The Company is proud to provide certified curricula to schools within our market footprint, making access to financial knowledge equitable.  In 2022 we provided significant hours of financial literacy education to hundreds of school students across our footprint.  Outside of the classroom, through our free resource, FCCB Academy, we provide relevant topics and tools to help individuals in our communities develop financial wellness and success.

The Company is dedicated to being a financial industry leader in corporate governance and business ethics.  Our Board of Directors is composed of Directors with diverse professional and business experience.  All of our directors, other than Messrs. Black, Richards and Jones, are independent.  Our directors share a commitment to fostering an effective risk environment coupled with a strong internal audit structure.  Their unwavering commitment protects our customers, shareholders and reputation.  Our Code of Ethics reflects the Company’s expectation for the conduct of our directors, officers and associates.  Through recurring training and disclosures, as well as periodic communication related to specific topics, the Company maintains the highest level of ethical conduct.

Hedging Policy
Pursuant to the Company’s Hedging Policy, no officer, employee or director of the Company may engage in any financial or derivative transaction or trading strategy designed to hedge or offset any decrease in the market value of the Company’s common stock.

Director Compensation

The following table sets forth information concerning the compensation of non-employee directors during the year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Robert W. Chappell	41,300	13,506	428	55,234
Rinaldo A. DePaola	41,475	13,506	428	55,409
Thomas E. Freeman	38,965	13,506	428	52,899
Roger C. Graham, Jr.	41,900	13,506	428	55,834
Janie M. Hilfiger	35,011	13,506	358	48,875
E. Gene Kosa	41,625	13,506	369	55,500
Christopher W. Kunes	39,015	13,506	376	52,897
R. Joseph Landy	62,303	13,506	428	76,237
Alletta M. Schadler	39,315	13,506	7,420(3)	60,241

(1)
Reflects the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Share Based Payment.  The amounts were calculated based on the Company’s stock price of $67.53 on the date of grant.  For applicable directors, stock award amounts represent grants of 200 shares of common stock made under the 2016 Equity Incentive Plan and granted in 2022.

(2)	Consists of a life insurance benefit, spousal expense at a retreat, and holiday gifts.
(3)	Includes imputed income from a split dollar life insurance benefit of $7,103.

The foregoing table reflects the following arrangements:

Fees.  During 2022, each of our directors, other than Messrs. Black, Landy, Richards, and Jones, received the following fees for service on our Board of Directors: $650 for attending a board meeting and strategic retreat or training session; $25,500 annual retainer; $347 monthly fee for committee meeting attendance; $182 for participation in a Board conference call; and $225 for attending a regional board meeting.  Additionally, committee chairpersons for the Credit Committee, the Audit and Examination Committee, the Compensation/Human Resource Committee, and the Governance and Nominating Committee received a $2,310 annual retainer.  Mr. Landy, who serves as the Company’s and the Bank’s Chairman, received a fixed annual fee of $62,161, in lieu of all director’s fees and committee member fees in 2022.  Mr. Landy also received the regional board fee of $225 per attended meeting.

Deferred Compensation Plan.  The Company maintains the Directors Deferred Compensation Plan as a vehicle for non-employee directors to defer retainers and meeting fees.  Participants are eligible for a distribution under the plan upon the earlier of death, disability, or separation from service as a non-employee director of the Company.  At the election of each participant, distributions are made in either a lump sum or in a series of five annual installments.  In addition, the plan provides for distributions in the event of an unforeseeable emergency as such term is defined under Section 409A of the Internal Revenue Code.  Messrs. Landy, Kosa and Chappell are currently participating in the plan.

Life Insurance.  In addition to these fees, each active director is provided a $100,000 life insurance benefit. At age 70, the life insurance benefit for active directors is decreased by 35% to $65,000.  Retired directors have a life insurance benefit of $50,000, and at age 70 this benefit decreases by 35% to $32,500.  Once a director retires, insurance coverage continues but the benefit declines as the age of the retired director increases.  Total premiums paid in 2022 for life insurance on behalf of the current and retired directors was $1,477.

Stock Awards.  Non-employee directors received grants of stock under our 2016 Equity Incentive Plan.

Meetings of the Board of Directors

The Board of Directors oversees all of the Company’s business, property and affairs.  The Chairman of the Board and the executive officers keep the members of the Board informed of the Company’s business through discussions at Board meetings and by providing them reports and other materials.  During 2022, the Company’s Board of Directors held thirteen regular meetings.  Each of the directors attended 90% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he/she served.

 Meetings of the Regional Board

The Board of Directors utilizes regional boards in communities currently served by the Bank.  The regional boards are composed of well-respected people from the community, the office manager or market executive, and a member of the Board of Directors (who serves as a non-voting member of the regional board).  The Board member serves as a communication link to share, with the regional board, the appropriate information occurring at Board of Directors’ meetings, as well as communicating to the Board of Directors regional board issues and suggestions.  Regional boards meet every other month.  A fee of $225 is paid for attendance at the regional board meetings.  A fee of $750 is paid in Company stock for attendance at the Delaware regional board meetings.

Attendance at the Annual Meeting

The Company expects its directors to attend annual meetings of shareholders.  All 12 directors then serving attended the 2022 Annual Meeting of Shareholders.

Director Education

On August 1, 2022, the Board attended an economic outlook presentation presented by a chief economist at the American Bankers Association.  In addition, periodic training sessions for the Board occur during regularly scheduled board and committee meetings.  Topics covered during these trainings in 2022 included information technology, information security, cyber security, ransomware, Community Reinvestment Act lending, fair lending, digital banking, Bank Secrecy Act, anti-money laundering, Office of Foreign Assets Control, Nasdaq, agricultural/agribusiness updates, regional economic updates, and third-party reports from educational sources like:  Abrigo, S&P Capital, Moody’s Analytics, JLL Work Dynamics Research, Experian, and Axios.  Additionally, Mr. Landy attended the PA Bankers Association convention in 2022, where he attended various banking educational sessions.

AUDIT-RELATED MATTERS

Report of the Audit and Examination Committee

The Audit and Examination Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit and Examination Committee discussed these matters with the Company’s independent registered public accounting firm and with appropriate Company financial personnel and internal auditors. The Audit and Examination Committee also discussed with the Company’s senior management and independent registered public accounting firm the process used for certifications by the Company’s Chief Executive Officer and Chief Financial Officer which are required for certain Company filings with the SEC.

The Audit and Examination Committee meets with the independent registered public accounting firm, the internal auditors, the Chief Financial Officer, the Vice President of Finance, and the Risk/Compliance Officer on a number of occasions, each of whom has unrestricted access to the Audit and Examination Committee.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls.

The independent registered public accounting firm audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with U.S. generally accepted accounting principles and discussed with the Audit and Examination Committee any issues the independent registered public accounting firm believed should be raised with the Audit and Examination Committee.

The Audit and Examination Committee reviewed with management and S.R. Snodgrass, P.C. the Company’s audited financial statements, as well as the audit of management’s assessment of internal control over financial reporting and met separately with both management and S.R. Snodgrass, P.C. to discuss and review those financial statements and reports prior to issuance.  Management has represented, and S.R. Snodgrass, P.C. has confirmed, to the Audit and Examination Committee, that the financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Audit and Examination Committee has received the written disclosures and the letter from S.R. Snodgrass, P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding S.R. Snodgrass, P.C.’s communications with the Audit and Examination Committee concerning independence, and has discussed with S.R. Snodgrass, P.C. its independence.  The Audit and Examination Committee also discussed with S.R. Snodgrass, P.C. matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301.  The Audit and Examination Committee implemented a procedure to monitor auditor independence, reviewed audit and non-audit services performed by S.R. Snodgrass, P.C., and discussed with the auditors their independence.

In reliance on these reviews and discussions referred to above, the Audit and Examination Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.  The Audit and Examination Committee and the Board have also recommended the selection of S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

The Audit and Examination Committee
of Citizens Financial Services, Inc. and First Citizens Community Bank

E. Gene Kosa  (Chairman)
Thomas E. Freeman
Roger C. Graham, Jr.
Janie M. Hilfiger
Alletta M. Schadler

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2022 and 2021, respectively, by S.R. Snodgrass, P.C.:

	Year Ended December 31,
	2022	2021
Audit Fees(1)	$205,262	$166,559
Audit-Related Fees	-	-
Tax Service Fees	$13,900	$13,600
All Other Fees(2)	$68,073	$105,524
TOTAL	$287,235	$285,683

(1)
Audit fees include the audit of the Company’s consolidated financial statements and internal controls over financial reporting, reviews of the Company’s Quarterly Reports on Form 10-Q, and the Company’s Annual Report on Form 10-K, and consent procedures related to the filing of form S-4 during the period.

(2)
Other fees related primarily to assistance with consulting services related to regulatory compliance, facilitation of strategic planning and enterprise risk management sessions with management and the Board of Directors.

The Audit and Examination Committee is responsible for appointing and overseeing the work of the independent auditing firm.  In accordance with its charter, the Audit and Examination Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent auditing firm.  Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit and Examination Committee has established a policy regarding pre-approval of audit and permissible non-audit services provided by the independent auditing firm.  Management’s requests that particular services by the independent auditing firm be pre-approved under the auditor services policy must be specific as to the particular services to be provided.

The request may be made with respect to either specific services or a type of service for predictable or recurring services.

During the year ended December 31, 2022, all audit and non-audit services were approved, in advance, by the Audit and Examination Committee in compliance with these procedures.

STOCK OWNERSHIP

The following table sets forth the information concerning the number of shares of Company common stock beneficially owned, as of February 27, 2023, by each director continuing in office, by each nominee for director, by each named executive officer in the compensation table set forth later in this proxy statement, and by all directors and executive officers as a group.  A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.  Unless otherwise indicated, none of the shares listed are pledged as security, and each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Randall E. Black	40,232	(1)	1.0%
Robert W. Chappell	10,416		*
Rinaldo A. DePaola	16,158	(2)	*
Thomas E. Freeman	13,201	(3)	*
Roger C. Graham, Jr.	59,401	(4)	1.5%
Stephen J. Guillaume	2,361	(5)	*
Janie M. Hilfiger	1,277	(6)	*
Mickey L. Jones	14,031	(7)	*
E. Gene Kosa	5,984	(8)	*
Christopher W. Kunes	9,949		*
R. Joseph Landy	26,304	(9)	*
David Z. Richards, Jr.	2,777	(10)	*
Alletta M. Schadler	28,512	(11)	*
Executive Officers and Directors as a Group (17 persons)	251,837	(12)	6.3%

* Less than 1%.
(1)	Mr. Black beneficially owns 1,284 shares individually, 38,641 shares jointly with his spouse, and 307 shares are held by his spouse.
(2)	Mr. DePaola beneficially owns 6,658 shares individually, 7,881 shares jointly with his spouse, and his remaining 1,619 shares are held by his spouse.
(3)	Mr. Freeman beneficially owns 13,201 shares jointly with his spouse. Of the 13,201 jointly owned shares, 4,000 shares are pledged as collateral on a loan.
(4)	Of the 59,401 beneficially owned shares, 5,015 shares are pledged as collateral on a loan.
(5)	Includes 258 shares of restricted stock for which Mr. Guillaume has voting but not investment power. Of the 2,361 beneficially owned shares, 1,280 shares are pledged as collateral on a loan.
(6)	Mrs. Hilfiger beneficially owns 697 shares individually, and 580 shares jointly with her spouse.
(7)	Mr. Jones beneficially owns 173 shares individually, 13,002 shares jointly with his spouse, and 856 shares are held by his spouse.
(8)	Mr. Kosa beneficially owns 5,067 shares jointly with his spouse, 895 shares in an investment club, and his remaining 22 shares are held by his spouse.
(9)	Mr. Landy beneficially owns 18,446 shares individually, and 7,858 shares jointly with his spouse.
(10)	Includes 904 shares of restricted stock for which Mr. Richards has voting but not investment power.
(11)	Includes 7,990 shares for which Ms. Schadler is an executrix for an estate.
(12)	Includes 628 shares of restricted stock beneficially owned by executive officers not individually listed in the table for which the executive officer has voting but not investment power.

ITEMS TO BE VOTED ON BY SHAREHOLDERS

Item 1 Election of Directors

The Company’s Board of Directors consists of twelve members.  The Board is divided into three classes with three-year staggered terms, known as Class 1, Class 2 and Class 3.  The Class 3 directors to be elected at this Annual Meeting will serve for three-year terms.   The remaining Class 1 and Class 2 directors will continue to serve for one and two years, respectively, in order to complete their three-year terms.

The Board of Directors fixed the number of directors in Class 3 at four and has nominated Randall E. Black, Rinaldo A. DePaola, Janie M. Hilfiger, and Mickey L. Jones for election as Class 3 directors to hold office for three-year terms to expire at the 2026 Annual Meeting of Shareholders or until their successors are duly elected and qualified.  All Board nominees are currently directors of the Company and the Bank.

Unless you indicate on your proxy card or via the Internet that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of all of the Board’s nominees.  If any nominee is unable to serve, the persons named on the proxy card would vote your shares to approve the election of any substitute nominee proposed by the Board of Directors.  At this time, the Board of Directors knows of no reason why any nominees might be unable to serve.

The Board of Directors unanimously recommends that you vote “FOR” the election of the Board’s nominees.
Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below.  Ages are as of February 27, 2023.  Based on their respective experiences, qualifications, attributes and skills set forth below, the Board of Directors determined that each current director should serve as a director.

Nominees for Election as Class 3 Directors – Terms to Expire in 2026

Randall E. Black has served as the Chief Executive Officer and President of the Company and the Bank since 2004, and prior to 2004 was the Chief Financial Officer of the Bank.  Mr. Black was named Vice Chairman of the Board of Directors in December 2021.  Mr. Black’s 30 years of extensive experience in the banking industry and involvement in business and civic organizations in the communities in which the Bank serves afford the Board valuable insight regarding the business and operation of the Bank.  Mr. Black’s knowledge of the Company’s and Bank’s business and history, combined with his success and strategic vision, position him well to continue to serve as our Chief Executive Officer and President.  Mr. Black is President of 1st Realty of PA, LLC, a subsidiary of the Bank.  Additionally, Mr. Black is a Class A Federal Reserve Bank Director, a Pennsylvania State University Board of Trustees member, the Second Vice Chair of the Pennsylvania Bankers Association Board of Directors, and is a Bloomsburg University Zeigler College of Business Executive Advisory Board member.  Age 56.  Director of the Company and the Bank since 2004.

Rinaldo A. DePaola is a retired partner of the law firm of Griffin, Dawsey, DePaola & Jones located in Towanda, Pennsylvania.  Mr. DePaola was an attorney-at-law for 39 years, retiring in 2021, specializing in business, probate and trust matters.  Mr. DePaola’s involvement in business and civic organizations in the communities in which the Bank serves provide the Board valuable insight.  Mr. DePaola’s years of providing legal counsel and operating a law office position him well to continue to serve as a director for the Company.  Mr. DePaola is Chairman of the Governance and Nominating Committee.  Age 67.  Director of the Company and the Bank since 2006.

Janie M. Hilfiger is president of UPMC Susquehanna Soldiers & Sailors Memorial Hospital in Wellsboro, Pennsylvania and Cole Memorial, now UPMC, in Coudersport, Pennsylvania.  Mrs. Hilfiger has over 41 years of health care expertise in strategic planning, clinical operations, nursing and patient care excellence. Her broad experience and valuable insight make her an asset as a director for the Company.   She is also involved in business and civic organizations in the communities in which the Bank serves.   Age 64.   Director of the Company and the Bank since 2022.

Mickey L. Jones has served as an Executive Vice President and the Chief Operating Officer of the Company and the Bank since April 2010, and served as Chief Financial Officer from April 2010 to November 2019.  Mr. Jones has strong accounting and financial skills, is a certified public accountant, and has experience with operational risk management, strategic planning and corporate governance matters.  Age 62.  Treasurer of the Company and the Bank since 2004.  Director of the Company and the Bank since 2020 and 2018, respectively.

Continuing Class 1 Directors – Terms to Expire in 2024
Robert W. Chappell is an attorney-at-law.  He operates the Law Office of Robert W. Chappell, Esq. located in Rome, Pennsylvania.  Mr. Chappell also serves in an “of Counsel” capacity for the law firm of Loomis | Koernig located in Mansfield, Pennsylvania.  Previously, Mr. Chappell was a partner with the Law Offices of van der Hiel, Chappell and Loomis.   Mr. Chappell’s 28 years expertise as a partner in a law firm and his involvement in business and civic organizations in the communities in which the Bank serves provide the Board valuable insight.  Mr. Chappell’s years of providing legal counsel and operating a law office position him well to continue to serve as a director for the Company.  Mr. Chappell is Chairman of the Compensation/Human Resource Committee.  Age 56.  Director of the Company and the Bank since 2006.

Roger C. Graham, Jr. is retired from Graham Construction and Excavating.  Mr. Graham owned and operated Graham Construction & Excavating for 20 years.  As a retired, successful business owner, Mr. Graham has a knowledgeable skill set that positions him well to continue to serve as a director for the Company.  Mr. Graham is Chairman of the Credit Committee.  Age 67.   Director of the Company and the Bank since 2001.

E. Gene Kosa is a partner in EDKO Farms and President of EDKO Farms, Inc., an agricultural production and service business, located in Ulysses, Pennsylvania.  Mr. Kosa has successfully managed an agricultural business for 48 years.  Mr. Kosa is also president of GENA Holdings, a holding company primarily for mineral rights and other assets.  As a business owner, Mr. Kosa has a knowledgeable skill set that positions him well to continue to serve as a director for the Company.  Mr. Kosa is Chairman of the Audit and Examination Committee.  Age 76.  Director of the Company and the Bank since 2001.

R. Joseph Landy is an attorney-at-law with the firm of Landy & Rossettie, PLLC, formerly Landy & Landy Attorneys at Law, located in Sayre, Pennsylvania.  Mr. Landy’s 44 years expertise as a partner in a law firm and his involvement in business and civic organizations in the communities in which the Bank serves provide the Board valuable insight.  Mr. Landy’s years of providing legal counsel and operating a law office position him well to continue to serve as a director for the Company.  Mr. Landy is Chairman of the Board of Directors.  Age 68.  Director of the Company and the Bank since 2001.

Continuing Class 2 Directors – Terms to Expire in 2025
Thomas E. Freeman is a retired regional manager with Blue Ridge Communications in Mansfield, Pennsylvania.  Mr. Freeman had worked in business for 43 years.  His business expertise and involvement in numerous civic and philanthropic organizations provide valuable insight to the Board and position him well to serve as a director for the Company.  Age 63.  Director of the Company and the Bank since 2010.
Christopher W. Kunes is president/owner of Christopher Kunes General Contracting, a construction business located in State College, Pennsylvania.  Mr. Kunes has successfully managed this construction business for 35 years.  Mr. Kunes also has business interest in agriculture, masonry, restaurant, real estate development and management, along with other markets.  His broad experience makes him an asset as a director for the Company.  Age 58.  Director of the Company and Bank since December 2018.
David Z. Richards, Jr. has served as an Executive Vice President of the Bank since 2017.  Prior to 2017, Mr. Richards was an Executive Vice President for S&T Bancorp, Inc. from 2014-2017, and was Chief Executive Officer/Executive Vice President of Nittany Bank/National Penn Bank from 1997 to 2014.  Mr. Richards has extensive knowledge and experience in the banking industry, providing valuable insight in the daily and strategic operation of the Bank, positioning him well to be an employee director.  Age 62.  Director of the Company and the Bank since December 2017.

Alletta M. Schadler is co-owner and manager of the Farmer’s Pride Airport, a privately owned, public-use airport in Fredericksburg, Pennsylvania, and a retired home economist, family living agent and director from Penn State Extension in Lebanon County, Pennsylvania.  Ms. Schadler worked for Penn State Extension for 30 years and has been co-owner of the airport since 1990.   She is a former director of The First National Bank of Fredericksburg.  Her business expertise and involvement in civic and philanthropic organizations provide valuable insight to the Board and position her well to serve as a director for the Company.  Age 87.  Director of the Company and the Bank since 2015.
Executive Officers Who Are Not Directors

Set forth below is information regarding the Company’s and the Bank’s executive offers who do not serve as directors of the Company.

Name	Age as of February 27, 2023	Principal Occupation for Past Five Years
Zerick D. Cook	48
Executive Vice President, Chief Credit Officer for the Bank since 2020.  Prior to 2020, he was Senior Vice President, Chief Credit Officer for the Bank since 2019.   Prior to 2019 was Senior Vice President, Senior Credit Officer for Riverview Bank since 2018.  Prior to 2018 was Senior Vice President, Director of C&I, and State College Regional Executive for Riverview Bank since 2017.  Prior to 2017 was Senior Vice President, Business Services Officer for Branch Banking and Trust Co. (formerly Susquehanna Bank) from 2015.  Prior to 2015 was Senior Vice President, Commercial Executive for Branch Banking and Trust Co. (BB&T Bank) from 2014.

Stephen J. Guillaume	46
Senior Vice President and Chief Financial Officer of the Company and the Bank since 2019. Prior to November 2019 was Vice President of Finance of the Bank since April 2013.  Mr. Guillaume is a member of the First Citizens Insurance Agency Inc. Board since 2021.  Mr. Guillaume is the first cousin of Randall E. Black.

Jeffrey L. Wilson	61
Executive Vice President, Chief Lending Officer for the Bank since 2016.  Prior to 2016 was Senior Vice President, Chief Lending Officer.  Prior to 2011 was Vice President, Chief Lending Officer since 2010.  Prior to 2010 was a Vice President, Business Development Officer since 1987 for First Citizens.

Executive officers are elected annually by, and serve at the discretion of, the Board of Directors.

Item 2 Ratification of Independent Registered Public Accounting Firm

The Audit and Examination Committee of the Board of Directors has recommended the appointment of S.R. Snodgrass, P.C. to be the Company’s independent registered public accounting firm for the 2023 fiscal year, subject to ratification by shareholders.  A representative of S.R. Snodgrass, P.C. will be present at the Annual Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

If ratification of the appointment of S.R. Snodgrass, P.C. is not approved by a majority of the votes cast by shareholders at the Annual Meeting, other independent registered public accounting firms will be considered by the Audit and Examination Committee of the Board of Directors.

The Board of Directors unanimously recommends that you vote “FOR” ratification of the appointment of S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm for fiscal year 2023.

Item 3   Approval of the Citizens Financial Services, Inc. 2023 Employee Stock Purchase Plan

On February 21, 2023, the Board of Directors adopted the Citizens Financial Services, Inc. 2023 Employee Stock Purchase Plan (the “ESPP”), subject to approval of shareholders at the Annual Meeting by a majority of the votes cast in favor of the approval of the ESPP.  You are being asked to approve the ESPP.  If shareholders approve the ESPP, it will become effective as of the date of the shareholder approval.

The maximum aggregate number of shares of the Company’s common stock (“Common Stock”) that may be purchased under the ESPP will be 100,000 shares, subject to adjustment as provided for in the ESPP.  The share pool for the ESPP represents approximately 3% of the total number of shares of the Company’s common stock outstanding as of the Record Date.

The purpose of the ESPP is to provide eligible employees of the Company and the Bank an opportunity to use payroll deductions to purchase shares of Company’s common stock with an incentive based on the purchase price being at a discount from its market price, and thereby acquire an ownership interest in the Company.  The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).
Summary of Employee Stock Purchase Plan

The following summary of the material provisions of the ESPP does not purport to be complete and is qualified in its entirety by reference to the ESPP.  For purposes of this summary, any reference to the Company includes the Company and its designated subsidiaries.  For purposes of the ESPP, designated subsidiaries include any subsidiary (within the meaning of Section 424(f) of the Internal Revenue Code) of the Company that has been designated by the Compensation/Human Resource Committee as eligible to participate in the ESPP.  A copy of the ESPP is attached as Appendix A.

Eligibility and Participation

Generally, any person who (i) is employed by the Company or the Bank as of the commencement of an offering period under the ESPP; (ii) has been continuously employed by the Company or the Bank as of the commencement of an offering period under the ESPP for a period two years (or a lesser amount of time as determined by the Compensation/Human Resource Committee); and (iii) is customarily employed for at least (A) 20 hours per week (or a lesser amount as determined by the Compensation/Human Resource Committee) and (B) more than five months in a calendar year (or a lesser period as determined by the Compensation/Human Resource Committee) is eligible to participate in the offering period.

The Compensation/Human Resource Committee may determine that employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Internal Revenue Code are not eligible to participate in an offering period.

No employee may participate in an offering period if, upon the employee’s purchase of the largest number of shares available to the employee for purchase during the offering period, the employee would own (or be deemed to own under certain attribution rules in the Internal Revenue Code) stock and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of the Company’s stock.

As of the Record Date, approximately 329 employees would be eligible to participate in the ESPP.

Administration

The Compensation/Human Resource Committee will administer the ESPP and will have full and exclusive authority to interpret the terms of the ESPP, determine eligibility to participate, determine which Company subsidiaries are eligible to participate in the ESPP, amend and revoke rules for participation, suspend or terminate the ESPP, and exercise any powers and perform any actions it deems necessary to carry out the purpose of the ESPP, subject to the terms and conditions of the ESPP.  All determinations and decisions made by the Compensation/ Human Resource Committee or the Board of Directors are final and binding upon the Company and all participants in the ESPP.

Authorized Shares and Adjustments

Subject to adjustment as provided for in the ESPP, a total of up to 100,000 shares of the Company’s Common Stock may be made available for sale under the ESPP.

In the event of a stock dividend, split-up, share combination, recapitalization or other change in the Company’s capitalization, an appropriate and proportionate adjustment will be made in the number and kind of shares which may be delivered under the ESPP.  Appropriate adjustments may also be made in the event of a merger, reorganization, consolidation, separation or liquidation of the Company.

Offering Periods

Pursuant to the terms of the ESPP, on the first trading day of an offering period, each eligible employee will be granted an option to purchase shares of the Company’s common stock on the last day of the offering period.  The Compensation/Human Resource Committee will determine the length of each offering period, provided that no offering period may exceed 27 months in length.

Contributions and Payroll Deductions

The ESPP permits each participant to purchase shares of the Company’s common stock through payroll deductions of either a fixed dollar amount or percentage of their eligible compensation; provided, however, that the Compensation/Human Resource Committee may limit a participant’s purchase to a specific maximum number of shares or maximum amount of compensation.  In no event may participants elect to purchase more than $25,000 of common stock (determined as of the first day of the offering period) in a single calendar year.  No interest will accrue on a participant’s contributions to purchase stock under the ESPP.  During an offering period, a participant may withdraw by submitting written notice of withdrawal to the Company and may decrease (but not increase) their contributions during an offering period.

Purchases

Unless a participant terminates employment or withdraws from the ESPP or an offering period before the last trading day of an offering period, the participant’s option will automatically be exercised on the last trading day of each offering period.  The number of shares of the Company’s common stock purchased will be determined by dividing the payroll contributions accumulated in the participant’s account by the applicable purchase price, subject to the maximum share limit discussed above.

The purchase price of the shares is expected to be 95% of the fair market value of the Company’s common stock unless the Compensation/Human Resource Committee selects a different purchase price, which cannot be less than 85% of the lower of the fair market value of the Company’s common stock on the first trading day of each offering period or on the last trading day of each offering period.  The fair market value of the Company’s common stock on a given date is the closing sale price of the common stock on that date.  If no trades were reported on that date, the fair market value will be set as the closing price on the most recent trading day immediately preceding the date of determination.

Withdrawals

A participant may end their participation in the ESPP at any time during an offering period and their accrued contributions not yet used to purchase shares of the Company’s common stock will be returned to them.  If a participant withdraws from an offering period, they must re-enroll in the ESPP before a future offering period begins in order to re-commence participation.

Termination of Employment

If a participant ceases to be an employee of the Company for any reason, they will be deemed to have elected to withdraw from the ESPP and their contributions not yet used to purchase shares of the Company’s common stock will be returned to them, without interest.  The transfer of an employee between any of the Company or certain of its designated subsidiaries will not be deemed to be a withdrawal from the ESPP.

Change in Control

The ESPP provides that in the event of a change of control (as defined in the ESPP), the Compensation/Human Resource Committee can take any one or more of the following actions: (i) determine that a successor Company may assume or substitute each outstanding option with comparable rights of the successor Company; (ii) end the offering period then in progress and return all contributions not yet used to purchase shares of the Company’s common stock, without interest; or (iii) notify each participant that the purchase date for the offering period then in progress will be shortened, and a new purchase date will be set, upon which date all options will be exercised automatically unless, before the new date, the participant has withdrawn from the offering period.

Transferability

A participant may not assign, transfer, pledge or otherwise dispose of in any way (other than by will or the laws of descent and distribution) their rights regarding options granted under the ESPP or contributions credited to their account.

The Compensation/Human Resource Committee may impose restrictions on Common Stock acquired by employees pursuant to an offering under the ESPP, which would prevent the participant from selling, assigning, transferring or otherwise disposing of the Common Stock.

Term, Amendment and Termination

Subject to applicable law, the Board of Directors, in its sole discretion, may amend, modify, or terminate the ESPP at any time and for any reason, without shareholder approval, but no amendment may be made without shareholder approval (i) to the extent shareholder approval is required by applicable law or listing requirements or (ii) that would increase the total number of shares of stock which may be issued under the ESPP.

The ESPP will become effective when approved by shareholders.  The ESPP does not have a termination date, but instead will terminate when all common stock authorized for issuance under the ESPP has been issued, unless terminated earlier by the Board of Directors.

Certain Federal Tax Information

The following summary briefly describes U.S. federal income tax consequences of options granted under the ESPP but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or foreign country laws.  Therefore, you should not rely on this summary for individual tax compliance, planning or decisions.  Participants in the ESPP should consult their own professional tax advisors concerning tax aspects of options granted under the ESPP.

The ESPP is intended to qualify as an “employee stock purchase plan” meeting the requirements of Section 423 of the Internal Revenue Code.  Under these provisions, a participant will not recognize taxable income until they sell or otherwise dispose of the shares purchased under the ESPP.

If a participant disposes of the shares acquired under the ESPP more than two years from the option grant date and more than one year from the date the stock is purchased, then the participant must treat as ordinary income the amount by which the lesser of (i) the fair market value of the shares at the time of disposition, or (ii) the fair market value of the shares at the option grant date, exceeds the price the employee paid for the shares.  Any gain in addition to this amount will be treated as a long-term capital gain.  If a participant holds shares at the time of their death, the holding period requirements are automatically deemed to have been satisfied.  The Company will not be allowed a deduction for any amount if the holding period requirements are satisfied.

If a participant disposes of shares before expiration of two years from the date of grant and one year from the date of exercise (other than after death), then the participant must treat as ordinary income the excess of the fair market value of the shares on the purchase date over the purchase price.  Any additional gain or loss will be treated as long-term or short-term capital gain or loss, as the case may be.  The Company will be allowed a deduction equal to the amount of ordinary income recognized by the participant.

New Plan Benefits

As of the date of this proxy statement, no employee has been granted any rights to purchase shares under the proposed ESPP.  Accordingly, the benefits to be received pursuant to the ESPP by the Company’s officers and employees are not determinable at this time.

The Board of Directors recommends that shareholders vote “FOR” the approval of the Employee Stock Purchase Plan as disclosed in this Proxy Statement.

Compensation/Human Resource Committee Report

The Compensation/Human Resource Committee has reviewed the Compensation Discussion and Analysis that is provided by the rules established by the Securities and Exchange Commission.  Based on such review and discussion, the Compensation/Human Resource Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.  See “Compensation Discussion and Analysis.”

The Compensation/Human Resource Committee
of Citizens Financial Services, Inc. and First Citizens Community Bank

Robert W. Chappell  (Chairman)
Rinaldo A. DePaola
Thomas E. Freeman
Christopher W. Kunes
R. Joseph Landy
Alletta M. Schadler

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion provides a description of our decision-making process and philosophy for compensating our named executive officers in 2022.  This discussion also describes the material components of each named executive officer’s total compensation package and details the reasoning behind the decisions made in 2022. This discussion should be read together with the compensation tables for our named executive officers located in the “Executive Compensation” section of this proxy statement.

Our 2022 named executive officers are Randall E. Black – Chief Executive Officer/President, Mickey L. Jones – Executive Vice President/Chief Operating Officer, and Stephen J. Guillaume – Senior Vice President/Chief Financial Officer.

Executive Summary

It is the intent of the Compensation/Human Resource Committee to provide our named executive officers with a total compensation package that is market competitive, promotes the achievement of our strategic objectives and is aligned with operating and other performance metrics to support long-term shareholder value.  In addition, we have structured our executive compensation program to include elements that are intended to create an appropriate balance between risk and reward.

Fiscal Year 2022 Company Performance

The Company reported strong earnings during 2022, with net income of $29.1 million, which was 0.2% less than 2021’s record earnings. Loan growth was exceptional during 2022, as net loans increased 19.8% as the Company continued to execute its strategic plan.

2022 highlights include:

•
Earning levels.  For the year ended December 31, 2022, net income totaled $29.1 million, which was consistent with the record income of 2021.  Revenue growth was strong, as interest income increased $10.1 million, or 13.8%.  Net interest income before the provision for loan loss increased $6.0 million, or 9.1%, compared to 2021 levels.

•
Solid performance metrics.  Basic earnings per share of $7.32 for 2022 compares to basic earnings per share of $7.31 for 2021.  Return on equity for the years ended December 31, 2022 and 2021 was 12.98% and 14.26%, respectively, while return on assets was 1.29% and 1.45%, respectively.

•
Growth.   Total assets increased $189.5 million, or 8.84%, to close the year at $2.33 billion as of December 31, 2022, compared to $2.14 billion at December 31, 2021, due to organic loan growth during 2022. Net loans ended 2021 at $1.71 billion, an increase of 19.8%, or $282.2 million, which was all organic. Total deposits increased $8.1 million, to $1.84 billion at December 31, 2022.

•
Asset quality.   Asset quality remains solid and improved during the year with non-performing assets decreasing from $8.8 million as of December 31, 2021 to $7.5 million as of December 31, 2022.  Non-accrual loans and loans past due 90 days or more decreased $717,000, while foreclosed assets decreased $637,000.  As a result, the ratio of non-performing assets to total loans was 0.43% at December 31, 2022 compared to 0.61% at December 31, 2021.  Annualized net charge-offs remain low at 0.03% for 2022.

•
Shareholder return.  Cash dividends per share increased 3.1% for the year ended December 31, 2022, resulting in $1.901 per share being paid, compared to $1.843 per share being paid for the year ended December 31, 2021.

Fiscal Year 2022 Compensation Decisions

Against the backdrop of our solid financial performance and shareholder return, the Compensation/Human Resource Committee, based in part on input from our Chief Executive Officer/President, took the following actions related to our named executive officers’ compensation and benefit arrangements for 2022:

•
Chief Executive Officer/President.  The Board of Directors conducted a performance review of Mr. Black during 2021 for purposes of determining his 2022 compensation.  The Board of Directors concluded that Mr. Black continues to exhibit strong business and leadership skills and is moving the Company in a direction that continues to enhance long-term shareholder value.  Based on this review, the Board of Directors approved a 3% increase in Mr. Black’s compensation. In addition, the Company allowed the term of Mr. Black’s employment agreement to extend through June 2025.

•
Other Named Executive Officers.  Mr. Black conducted a performance review of our other named executive officers and determined that the officers continue to contribute greatly to the success of the Company and its affiliates.  Based on this review, the Board of Directors approved a 3% increase in Mr. Jones’ compensation and a 9.75% increase in Mr. Guillaume’s compensation. In addition, the Company allowed the terms of the change in control agreement with Mr. Jones to extend through January 19, 2026.

•
Annual Incentives.  As a result of our strong financial performance and the successful achievement of individual performance goals, our named executive officers earned awards under our Annual Incentive Plan for 2021 and the awards were distributed in the second calendar quarter of 2022.  The awards (if any) under the Annual Incentive Plan for 2022 have not yet been determined; however, the Compensation/Human Resource Committee expects the plan calculations to be made and awards determined (if any) by June 2023.  See “Performance-Based Compensation” for additional information on the Annual Incentive Plan for 2022.  See also “Grants of Plan-Based Awards During 2022” for information on potential incentive awards under the Annual Incentive Plan for 2022.

Say-on-Pay

In 2021, we provided our shareholders with a non-binding advisory vote on the compensation of our named executive officers (a “say-on-pay” vote).  At our 2021 annual meeting of shareholders, approximately 96% of the votes cast approved our advisory vote on executive compensation.  After considering our 2021 say-on-pay voting results and the advice from our compensation consultant, the Compensation/Human Resource Committee determined that it was appropriate to maintain the overall core design of our executive compensation program and, therefore, did not make any changes to the Company’s executive compensation program in response to the 2021 say-on-pay voting results.  The Compensation/Human Resource Committee expects to consider future say-on-pay votes and investor feedback when making decisions relating to our executive compensation program, policies and practices.

Compensation Philosophy

Our compensation and benefits program for our named executive officers is designed to provide a competitive compensation package which includes a performance-based component that is paid in cash and Company stock.  Specifically, the program is designed to accomplish the following objectives:

•	Align the interests of executives with the interests of shareholders in the creation of long-term shareholder value;

•	Reinforce key business objectives and deliver executive benefits in a cost-effective manner;

•	Encourage management ownership of our common stock; and

•	Attract and retain talented members of senior management.

Management and our Compensation/Human Resource Committee work together to ensure that our named executive officers are held accountable and rewarded for delivering superior performance and enhanced shareholder returns.

Elements of Our Compensation and Benefits Program

 To achieve our objectives, we structured a compensation and benefit program that provides our named executive officers with the following:

•	Base salary;

•	Performance-based cash compensation through our Annual Incentive Plan;

•	Long-term equity awards through our Annual Incentive Plan;

•	Retirement benefits; and

•	Employment and change in control agreements.

The elements of a named executive officer’s total compensation package vary depending upon the executive’s job position and responsibilities.

Base Salary

Base salaries are used to reward our executives for performing the core responsibilities of their positions and to provide them with a level of security with respect to a portion of their total compensation.  The Compensation/Human Resource Committee considers compensation information sourced by S&P Capital IQ, American Bankers Association Compensation and Benefits Survey Report, Mercer US FSS: Financial Services Suite of Surveys, Compdata US Salary Surveys, and Main Data Group, as provided by our compensation consultants, when determining base salaries for our named executive officers, along with other factors, such as an executive’s qualifications, experience, position responsibilities and performance in relation to established goals.  See “Peer Group” for information on the financial institutions that make up our peers for 2022.  The Compensation/ Human Resource Committee reviews the base salaries for our named executive officers on an annual basis.

Performance-Based Compensation

Our Annual Incentive Plan is designed to recognize and reward participants for their collective and individual contributions to our success.  The objectives of the Annual Incentive Plan are to: (i) reward results, not effort; (ii) align our strategic plan, budget and shareholder interests with participant performance; (iii) motivate and reward participants for achieving and potentially exceeding performance goals; (iv) align incentive pay with performance; (v) enable us to attract and retain the talent needed to drive our success, and (vi) encourage teamwork across the Company and Bank.  The Compensation/Human Resource Committee in consultation with executive management administers the Annual Incentive Plan.  All of our named executive officers participated in the Annual Incentive Plan during 2022.  The Annual Incentive Plan awards (if any) will be paid out in cash and, with respect to Mr. Guillaume only, grants of restricted stock in accordance with the terms of the Annual Incentive Plan.

The incentive award opportunities noted below are shown as a percentage of base salary.  For purposes of the Plan, “base salary” is defined as compensation earned by a participant for services rendered, excluding the following items: profit sharing contributions, discretionary incentive compensation, cash payments received for waiving employer-paid health insurance, cell phone allowances and fringe benefits.

	2022 Annual Incentive Plan Opportunities
Name	Minimum	Target	Maximum
Randall E. Black	50.0%	75.0%	100.0%
Mickey L. Jones	37.5%	56.3%	75.0%
Stephen J. Guillaume	12.5%	18.8%	25.0%

The performance period under the Annual Incentive Plan is the calendar year.  However, the administrative procedures necessary to calculate the awards under the Annual Incentive Plan have not yet been completed for 2022.  The Company expects to receive the peer group data necessary to calculate the incentive awards (if any) by the end of June 2023.  If at least one of the applicable performance measures is achieved above the threshold performance level, then plan participants will receive a payout under the Annual Incentive Plan.  If our named executive officers receive a payout under the Annual Incentive Plan, the payout will be distributed in cash and, with respect to Mr. Guillaume only, through grants of restricted shares of Company common stock.  The total award is dependent upon the executive’s achievement of his performance goals and job position.  See “Grants of Plan-Based Awards During 2022” for information on potential payouts under the Annual Incentive Plan.

Performance Measures under the Annual Incentive Plan for 2022

There are two (2) categories in which performance is measured under the Annual Incentive Plan: Company/Bank performance and branch/departmental performance.  The Company/Bank performance goals focus on core measures of profitability, risk and compliance, credit quality and efficiency of Company and Bank resources.

For 2022, our Company/Bank goals consisted of return on equity compared with a regional peer group (using a three year average for 2022), efficiency ratio (compared to a regional peer group using a three year average for 2022), net interest income growth (compared to a regional peer group using a three year average for 2022), non-performing assets to total assets (compared to a regional peer group using a three year average for 2022), and net charge-offs to average total loans (using a three year average for 2022).  An overall satisfactory regulatory rating, and individual employee performance review rating of competent are required.  Should these measures not be met, no incentive award is granted.  Branch goals included various measures, most notably loan and deposit growth, and branch profitability targets.  Departmental goals included various projects, strategic initiatives and work performance measurements.  The Annual Incentive Plan’s components have varying weights assigned, as well as varying award opportunities based upon job function.

The following chart sets forth the 2022 goal weighting for our named executive officers:

Name	Company/Bank	Branch/Departmental
Randall E. Black	85%	15%
Mickey L. Jones	80%	20%
Stephen J. Guillaume	60%	40%

Long-Term Equity Incentives/Stock Grant Practices

Certain executives and members of senior management who participate in our Annual Incentive Plan, including our named executive officers, and who are not retirement eligible (as defined in the Bank’s tax qualified retirement plan) receive payment of awards under the Annual Incentive Plan, if any, 70% in the form of cash and 30% in the form of restricted stock granted under our 2016 Equity Incentive Plan.  The purpose of paying a portion of the Annual Incentive Plan awards earned by these executives, if any, in the form of restricted stock is to further align their interests with shareholder interests, closely link their compensation with our performance, and maintain high levels of executive stock ownership.  The grants of restricted stock are tied to satisfaction of performance goals set forth under our Annual Incentive Plan.  See “Performance-Based Compensation” for information on specific performance goals for our named executive officers.  In general, restricted stock awards vest ratably over a three-year period commencing on the first anniversary of the date of grant and continuing each anniversary date thereafter, subject to the executive’s continued employment through the applicable vesting date.  Mr. Guillaume is our only named executive officer who is not retirement eligible and receives a portion of his earned Annual Incentive Plan awards, if any, in the form of restricted stock.  Mr. Guillaume’s restricted stock award agreements provide that vesting will accelerate in the event of death, disability, retirement, change in control or involuntary termination without cause.  Pursuant to the terms of the Annual Incentive Plan, Mr. Black and Mr. Jones, who are both retirement eligible, may elect to receive their earned Annual Incentive Awards, if any, 100% in the form of cash or up to 30% in the form of restricted stock.  Messrs. Black and Jones each have elected to receive 100% of their earned Annual Incentive Plan awards, if any, in the form of cash.

The Compensation/Human Resource Committee’s process with respect to the determination of grant dates is made after carefully considering our timing of earnings releases and/or other material nonpublic information to ensure that there is no manipulation of the market to an executive’s benefit.  Similarly, we never time the release of material nonpublic information to affect the value of executive compensation.  In general, the release of such information reflects established timetables for the disclosure of material nonpublic information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure.

Long-Term Cash Award

Mr. Guillaume was granted a long-term cash award on January 3, 2022 under the Bank’s Long Term Incentive Plan in an amount equal to $15,000.  The award vests on January 3, 2027, and pays out in cash within two and one-half months following the vesting date, subject to Mr. Guillaume’s continued employment through the payment date.  The award will become fully vested upon a change in control of the Bank or Mr. Guillaume’s death.

Retirement Benefits

We provide retirement benefits to our named executive officers through our tax-qualified defined benefit pension plan, our tax-qualified defined contribution plan, and non-qualified supplemental executive retirement plans (“SERPs”).  Effective January 1, 2008, we converted our traditional defined benefit pension plan to an account balance-based pension plan, which is also referred to as a cash balance plan.  Under our cash balance plan, participants are credited with a percentage of their compensation each year and, upon termination of employment, may receive their benefit in a lump sum or in monthly installments.  Our tax-qualified defined contribution plan (the “401(k) plan”) provides our eligible employees with a vehicle to defer a portion of their compensation and invest their elective deferrals in a variety of investment funds.  In addition, the 401(k) plan provides for an employer safe harbor matching contribution to eligible participants equal to 100% of a participant’s elective deferrals that are not in excess of 1% of the participant’s compensation, plus 50% of the participant’s elective deferrals that exceed 1% of compensation.  In no event will the employer safe harbor matching contributions exceed 3.5% of a participant’s compensation in a plan year.  Mr. Guillaume is not eligible to participate in the cash balance plan due to his hire date.  Mr. Guillaume, however, is eligible to receive an annual discretionary 401 (k) plan contribution from the Bank equal to a percentage of his base compensation.  We view our retirement benefits as a means of providing financial security to our employees after they have spent a substantial portion of their careers with us.

In addition to our cash balance plan and 401(k) plan, we also provide Mr. Black and Mr. Jones with SERP benefits.  The SERPs serve to help us attract and retain executive talent by providing each executive with a supplemental retirement benefit equal to a specific percentage (Mr. Black 16.4% and Mr. Jones 13.6%) multiplied by the average annual cash compensation earned by each executive during the three (3) completed calendar years preceding the executive’s termination of employment.  The SERP benefits are intended to provide supplemental retirement benefits to the executives.  Under the defined benefit pension plan, tax qualifications are limited by certain IRS provisions.  We believe providing SERP benefits to our top management is consistent with the retirement benefits provided to similarly-situated executives in our peer group.  See “Executive Compensation—Retirement Benefits”.

We have also implemented a non-qualified deferred compensation plan to provide supplemental funds for retirement for eligible employees through discretionary annual contributions made by the Bank.  The non-qualified deferred compensation plan also allows eligible employees to elect to defer receipt of all or a portion of their base salary and/or bonus compensation until a future date.  The Bank implemented this plan in December 2018.

Employment Agreement

We currently maintain an employment agreement with Mr. Black that we believe is consistent with the agreements provided to senior executive officers in our peer group.  The Compensation/Human Resource Committee believes that the employment agreement with Mr. Black serves the interests of our Company and its shareholders by providing stability in management, outlining the terms and conditions of employment and ensuring that if a change in control is ever under consideration, Mr. Black will be able to advise our board of directors about the potential transaction in the best interests of shareholders, without being unduly influenced by personal considerations of losing his job.  See “Executive Compensation—Employment Agreement”.

Role of Compensation/Human Resource Committee

The Compensation/Human Resource Committee reviews and approves all of the elements of compensation for Mr. Black and Mr. Jones annually to ensure we are competitive in the market place and that the mix of benefits accurately reflects our compensation philosophy.  The Compensation/Human Resource Committee operates under a written charter that establishes its responsibilities.  The Compensation/Human Resource Committee reviews the charter annually to ensure that the scope of the charter is consistent with the Compensation/Human Resource Committee’s role.  Under the charter, the Compensation/ Human Resource Committee is also charged with general responsibility for the oversight and administration of the Bank and Company sponsored compensation and benefit plans.  The charter also authorizes the Compensation/ Human Resource Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.  During 2022, the Compensation/Human Resource Committee retained the services of Newcleus Compensation Advisors to assist the Compensation/Human Resource Committee in performing its various duties within industry practice.  Newcleus Compensation Advisors advised the committee on compensation programs for senior management and executives of the Bank.

When making compensation decisions, the Compensation/Human Resource Committee considers salary survey data to understand compensation paid to similarly situated executives in our peer group.  See “Peer Group” for a list of the publicly traded financial institutions that make up our peers.  In addition to peer data, our Compensation/Human Resource Committee also looks at internal pay equity, individual and company performance and relative shareholder return when making compensation decisions.

Role of Management

Management provides data, analyses, input and recommendations to the Compensation/Human Resource Committee through Mr. Black.  The Compensation/Human Resource Committee gives significant weight to Mr. Black’s evaluation of each named executive officer’s performance and recommendation of appropriate compensation.  However, Mr. Black does not participate in any decisions relating to his own compensation.  The Vice President, Human Resources Manager provides Mr. Black with salary survey data for purposes of considering base pay adjustments for Mr. Guillaume.  Mr. Black provides the Board of Directors with salary survey data for purposes of considering base pay adjustments for Mr. Jones.

Role of Compensation Consultant

During 2022, the Compensation/Human Resource Committee retained the services of Newcleus Compensation Advisors to assist the Compensation/Human Resource Committee in performing its various duties within industry practice.  Newcleus Compensation Advisors advised the committee on compensation programs for senior management and executives of the Bank.   Additionally, the Committee utilized data provided by S&P Capital IQ, American Bankers Association Compensation and Benefits Survey Report, Mercer US FSS: Financial Services Suite of Surveys, Compdata US Salary Surveys, Main Data Group, and L.R. Webber Associates, Inc. to evaluate the salary ranges and incentive awards for our named executive officers.

Peer Group

The Compensation/Human Resources Committee considers information about the practices and financial performance of its peers when making compensation decisions.  The Compensation/Human Resources Committee reviews our peer group and determines if adjustments are necessary to reflect the business model and demographics of the Company.  Our incentive peer group is disclosed by the Compensation/Human Resource Committee, but we might use information from other institutions when looking at compensation.  In 2022, our incentive peer group consisted of the following community banks and thrifts in Pennsylvania, Maryland, and New York with total assets between $1.3 billion and $3.6 billion:

Financial Institution	City / Town	State
Adams County National Bank	Gettysburg	PA
Chemung Canal Trust Company	Elmira	NY
Citizens & Northern Bank	Wellsboro	PA
First Keystone Community Bank	Berwick	PA
F&M Trust	Chambersburg	PA
Orrstown Bank	Shippensburg	PA
Jersey Shore State Bank	Williamsport	PA
Peoples Security Bank & Trust	Hallstead	PA
QNB Bank	Quakertown	PA
AmeriServ Financial	Johnstown	PA
Ephrata National Bank	Ephrata	PA
First National Community Bank	Dunmore	PA
PeoplesBank	York	PA
Bank of Delmarva	Salisbury	MD
Fidelity Deposit & Discount Bank	Dunmore	PA
ESSA Bank & Trust	Stroudsburg	PA

Executive Perquisites

We annually review the perquisites that we make available to our named executive officers.  The primary perquisites for our named executive officers are certain club dues.

Stock Ownership Guidelines

We do not maintain stock ownership guidelines for our named executive officers.  However, all of our named executive officers participate in our Annual Incentive Plan and we believe they generally maintain a meaningful interest in our Company stock through their participation in the plan and through individual purchases and holdings outside the plan.  See “Stock Ownership” for information on Company stock owned by our named executive officers.

Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure an understanding of the financial impact of each program on the Company and the Bank.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information concerning the total compensation awarded, earned or paid to the principal executive officer and principal financial officer of the Company and our one other most highly compensated executives.  These three officers are referred to as our “named executive officers” in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Randall E. Black CEO & President of the Company and Bank	2022 2021 2020	590,751 575,011(5) 495,866	250 250 450	20,944 13,712 73,539	- 505,608 446,299	186,483 418,139 162,884	85,228 136,159 133,080	883,656 1,648,879 1,312,118
Mickey L. Jones Executive Vice President, Chief Operating Officer, Treasurer of the Company and Bank	2022 2021 2020	329,600 320,000 339,859(6)	250 250 450	11,660 8,404 37,586	- 205,493 203,479	101,151 161,221 76,590	51,294 49,332 48,402	493,955 744,700 706,366
Stephen J. Guillaume Senior Vice President, Chief Financial Officer	2022 2021 2020	161,283 139,050 138,249(7)	250 250 1,650	8,413 8,205 8,210	- 19,665 19,189	- - -	12,692 13,442 7,790	182,638 180,612 175,088
(1)
Reflects the aggregate grant date fair value computed in accordance with Financial Accounting Board Accounting Standards Codification Topic 718– Share Based Payment based on the per share price on the date of grant ($74.27 per share for the grants to Messrs. Black and Jones, and $67.85 per share for the grant to Mr. Guillaume).  For 2022, the stock award for Mr. Black constituted 282 fully vested shares.  For 2022, the stock award for Mr. Jones constituted 157 fully vested shares.  For 2022, the stock award for Mr. Guillaume constituted a grant of 124 restricted stock awards that vest in three approximately equal annual installments commencing on May 19, 2023, awarded upon the achievement of certain performance goals set forth in the Company’s Annual Incentive Plan.  The restricted shares granted to Mr. Guillaume relate to the equity portion of the Annual Incentive Plan for performance related to calendar year 2021.

(2)
Represents cash awards earned by each executive under the Annual Incentive Plan.  Amounts for 2022 have not yet been determined.  We expect to be able to determine the Annual Incentive Plan awards for 2022 by the end of June 2023.

(3)	Represents increase/(decrease) in pension value for tax-qualified and supplemental pension benefits for the executive officer.
(4)	Amounts stated in this column for 2022 consist of:

Name	401(k) Match Contribution ($)	Life Insurance Premiums ($)	Auto Benefits ($)	Club Dues ($)	Deferred Compensation Plan Award ($)	Miscellaneous ($)(a)	Total ($)
Randall E. Black	10,675	5,127	7,455	4,170	54,075	3,726	85,228
Mickey L. Jones	10,675	2,772	-	1,570	32,960	3,317	51,294
Stephen J. Guillaume	11,149	488	-	-	-	1,055	12,692

(a)
Miscellaneous items would include, if applicable:  gross up on years of service award, cash dividends on restricted stock, stock dividends on restricted stock, imputed income from split dollar bank owned life insurance, Christmas gift, and insurance opt out.

(5)	Includes $50,000 paid out for unused vacation time.
(6)	Includes $36,523 paid out for unused vacation time.
(7)	Includes $4,547 paid out for unused vacation time.

CEO Pay Ratio

The CEO pay ratio for 2022 is not calculable at this time because Mr. Black’s 2022 Annual Incentive Plan award has not yet been determined.  In accordance with Securities and Exchange Commission rules, we will disclose the CEO pay ratio for 2022 once Mr. Black’s bonus amount for 2022 is determined, which we anticipate will occur by the end of June 2023.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last two completed calendar years.  In determining the “compensation actually paid” to our named executive officers, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table.  The table below summarize compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2021 and 2022 calendar years. Note that compensation for our named executive officers (“NEOs”) other than our Chief Executive Officer (“CEO”) is reported as an average.

Year	Summary Comp. Table Total for CEO ($)	Comp. Actually Paid to CEO(2) ($)	Average Summary Comp. Table Total for Non-CEO NEOs ($)	Average Comp. Actually Paid to Non-CEO NEOs(2) ($)	Value of Initial Fixed $100 Investment Based On TSR	Net Income ($)(1)
2022	883,656(3)	764,494(3)	338,297(3)	312,238(3)	148.10	29,060
2021	1,648,879	1,418,622	462,656	423,070	112.91	29,118

(1)	Presented in thousands.
(2)	Compensation actually paid (“CAP”) is defined by the SEC and is computed by starting with the “Total” column of the Summary Compensation Table (“SCT”) for each year and then:
•	subtracting the amount in the “Restricted Stock Awards” column of the SCT for such year,
•
adding, for all unvested equity awards granted during the reporting year and outstanding on the last day of the reporting year, the fair value as of the last day of the reporting year, utilizing the same assumptions as the Outstanding Equity Awards at 2022 Fiscal Year-End table below.

•
adding, for all unvested equity awards granted prior to the reporting year and outstanding on the last day of the reporting year, the change in fair value from the last day of the preceding year to the last day of the reporting year, utilizing the same assumptions as the Outstanding Equity Awards at 2022 Fiscal Year-End table below.

•	adding, for equity awards vesting during the reporting year, the change in fair value from the last day of the preceding year to the vesting date,
•	adding the value of any dividends or other earnings paid in the reporting year on unvested equity awards that are not otherwise included in the total compensation for the reporting year,
•	subtracting the amount in the “Change in Pension Value & Nonqualified Deferred Compensation Earnings” column of the SCT for such year, and

•
adding, for all defined benefit and actuarial pension plans, (A) the service cost, calculated as the actuarial present value attributable to services rendered during the reporting year, plus (B) the prior service cost, calculated as the entire cost of benefits granted in a plan amendment during the reporting year that are attributed by the benefit formula to services rendered in periods prior to the amendment.

For this purpose, the fair value of equity awards is computed in a manner consistent with the fair value methodology used to report Outstanding Equity Awards at Fiscal Year-End.  This may result in a difference in the share value input used for the fair value calculation at year-end when compared to the share value used for performance-based share awards at time of award. The following tables reflect the adjustments made to SCT total compensation to compute CAP for the position of CEO and average CAP for our other NEOs:

CEO SCT Total to CAP Reconciliation	2022(1)	2021
SCT Total Compensation	$888,656	$1,648,879
SCT Stock Awards	(20,944)	(13,712)
Fair Value of New Unvested Equity Awards	—	—
Change in Fair Value of Existing Unvested Equity Awards	—	—
Change in Fair Value of Vesting Equity Awards	—	13,702
Fair Value of New Vested Equity Awards	20,944	13,702
Fair Value as of Prior Year-end of Equity Awards Forfeited	—	—
Dividends on Unvested Equity Awards	—	1,980
SCT Change in Pension Value & Nonqualified Deferred Compensation Earnings	(186,483)	(418,139)
Service Cost & Prior Service Cost	67,321	172,200
CAP	$764,494	$1,418,622

Average Non-CEO NEOs SCT Total to CAP Reconciliation	2022(1)	2021
SCT Total Compensation	$338,297	$462,656
SCT Stock Awards	(10,037)	(8,305)
Fair Value of New Unvested Equity Awards	4,757	4,097
Change in Fair Value of Existing Unvested Equity Awards	1,074	448
Change in Fair Value of Vesting Equity Awards	687	3,863
Fair Value of New Vested Equity Awards	5,830	4,202
Dividends on Unvested Equity Awards	303	849
SCT Change in Pension Value & Nonqualified Deferred Compensation Earnings	(48,463)	(80,611)
Service Cost & Prior Service Cost	19,790	35,870
CAP	$312,238	$423,070
(1)
Amounts for 2022 do not reflect any award payable to the Company’s named executive officers under the Annual Incentive Plan and the award amounts for 2022 have not yet been determined.  We expect to be able to determine the Annual Incentive Plan awards for 2022 by the end of June 2023.

Relationship Between Pay and Performance
Below are graphs showing the relationship of “compensation actually paid” to our CEO and the average for our Non-CEO NEOs in 2021 and 2022 relative to (i) the total shareholder return of our common stock and (ii) our net income.

CAP vs. Total Shareholder Return
1600
1400
1200
1000
800
600
400
200
0
160
140
120
100
80
60
40
20
0
CAP ($ in thousands)
TSR Value of Fixed $100 Investment
$1,418.6
$112.91
$148.1
$764.5(1)
$462.7
$338.3(1)
2021
2022
CAP to CEO
Average CAP to Non-CEO NEOs
Company TSR

(1)
Amounts for 2022 do not reflect any award payable to the Company’s named executive officers under the Annual Incentive Plan and the award amounts for 2022 have not yet been determined.  We expect to be able to determine the Annual Incentive Plan awards for 2022 by the end of June 2023.

CAP vs. Net Income
CAP ($ in thousands)
Net Income ($ in thousands)
1600
1400
1200
1000
800
600
400
200
0
30000
29000
28000
27000
26000
25000
24000
23000
22000
21000
20000
$1,418.6
$29,118
$29,060
$462.7
$764.5(1)
$338.3(1)
2021
2022
CAP to CEO
Average CAP to Non-CEO NEOs
Net Income

(1)
Amounts for 2022 do not reflect any award payable to the Company’s named executive officers under the Annual Incentive Plan and the award amounts for 2022 have not yet been determined.  We expect to be able to determine the Annual Incentive Plan awards for 2022 by the end of June 2023.

Employment Agreement

The Company and the Bank are parties to an employment agreement with Mr. Black.  The employment agreement provides for a three-year term, which automatically renews on June 1 of each year to maintain a three-year term, unless either party notifies the other party in writing at least 90 days prior to June 1 of such party’s intent not to renew the agreement beyond the existing term, or the agreement is terminated by the Company, the Bank or Mr. Black in accordance with its terms.  The current term of the employment agreement expires on June 1, 2025.  The employment agreement provides for an annual salary review, however in no event may the base salary be reduced below the base salary in effect at the time of such review.  In addition to base salary, the employment agreement provides for, among other things, participation in various employee benefit plans, as well as furnishing certain fringe benefits available to similarly-situated executive personnel.

The employment agreement contains a restrictive covenant which prohibits Mr. Black from engaging in employment that would compete with the services provided by the Company and the Bank.  In addition, the restrictive covenant contains a non-solicitation clause.  The duration of the restrictive covenant varies based on the circumstances of the executive’s termination of employment.  In the event Mr. Black is terminated by the Company or the Bank for Cause (as defined in the agreement) the term of the restrictive covenant is one (1) year from the executive’s termination date.  In the event the executive voluntarily resigns with or without Good Reason (as defined in the agreement) or the Company or Bank terminates his employment without Cause, the term of the restrictive covenant will be two (2) years from his termination date.  In the event of termination following a Change in Control (as defined in the agreement) which results in the payment of severance under the employment agreement, the executive will be subject to the restrictive covenant for a period of three (3) years following his termination of employment.  The employment agreement provides for an exception to the restrictive covenant in the event the executive’s employment is terminated by the Company or the Bank for Cause or he terminates his employment for Good Reason.  Under these circumstances, the executive may engage in the practice of public accounting and will not be deemed in violation of the restrictive covenant in his employment agreement.  See “Executive Compensation - Potential Post-Termination Benefits” for information on termination benefits provided under the employment agreement.

Change in Control Agreement

The Bank (and the Company as guarantor) are parties to a change in control agreement with Mr. Jones.  The agreement provides for a three-year term, which automatically renews on January 19 of each year to maintain a three-year term, unless either party notifies in writing the other party at least 90 days prior to January 19 of such party’s intent not to renew the agreement beyond the existing term, or the agreement is terminated by the Bank or the executive for reasons set forth in the agreement.  The current term of the change in control agreements expires on January 19, 2026.

Grants of Plan-Based Awards During 2022
Annual Incentive Plan.  The following table provides information on the estimated payouts that may be awarded to our named executive officers upon the achievement of performance goals under the Annual Incentive Plan for 2022.  Annual incentive awards are distributed in a combination of cash and restricted stock to our named executive officers.  Once granted, restricted stock awards earned under the Annual Incentive Plan are subject to the terms and conditions of our 2016 Equity Incentive Plan and vest over a period of three years.

		Estimated Future Payouts			Estimated Future Payouts
		Under Non-Equity Incentive			Under Equity Incentive				Grant Date Fair Value of Stock Awards
		Plan Awards(1)			Plan Awards(1)(2)			All Other Stock Awards(4)
Name	Grant Date(3)	Threshold	Target	Maximum	Threshold	Target	Maximum

Randall E. Black	5/19/2022	$270,375	$405,563	$540,750	-	-	-	$20,944	8/24/2022
Mickey L. Jones	5/19/2022	$123,600	$185,400	$247,200	-	-	-	$11,660	8/24/2022
Stephen J. Guillaume	5/19/2022	$14,617	$21,926	$29,234	$6,264	$9,397	$12,529	-

(1)	These columns illustrate the possible payouts for each of our named executive officers under our Annual Incentive Plan for 2022.
(2)
With respect to Mr. Guillaume, a portion of the incentive opportunity under the Annual Incentive Plan is payable in Company common stock and a portion is paid in cash in accordance with the terms of the plan.  The actual number of shares of restricted stock will be determined when the award is distributed in 2023.

(3)	Represents the date the Company granted restricted stock in connection with awards under the Annual Incentive Plan for performance related to calendar year 2021.
(4)	Represents 282 shares granted to Mr. Black upon the achievement of certain performance goals, which shares were vested upon grant.
(4)	Represents 157 shares granted to Mr. Jones upon the achievement of certain performance goals, which shares were vested upon grant.

We maintain the Annual Incentive Plan for the purpose of aligning the employee incentive goals with our overall strategic plan.  The Annual Incentive Plan requires participants to satisfy two components:  corporate goals; and departmental/branch performance goals.  For 2022, our Company/Bank goals consisted of return on equity compared with a regional peer group (using a three year average for 2022), efficiency ratio (compared to a regional peer group using a three year average for 2022), net interest income growth (compared to a regional peer group using a three year average for 2022), non-performing assets to total assets (compared to a regional peer group using a three year average for 2022), and net charge-offs to average total loans (using a three year average for 2022).  An overall satisfactory regulatory rating, and individual employee performance review rating of competent are required and are incentive plan qualifiers.  Should these measures not be met, no incentive award is granted.  Branch goals included various measures, most notably loan and deposit growth, and branch profitability targets.  Departmental goals included various projects, strategic initiatives and work performance measurements.

The Annual Incentive Plan’s components have varying weights assigned, as well as varying award opportunities based upon job function.  The performance period for the Annual Incentive Plan for 2022 began on January 1, 2022 and ended on December 31, 2022.  However, the Company is unable as of the date of this proxy statement to certify as to the satisfaction of the performance goals for 2022.  For 2022, the weighting for Mr. Black’s incentive award was 85% corporate goals and 15% branch/departmental goals, with a maximum payout of 100% of eligible compensation.  For 2022, the weighting for Mr. Jones’ incentive award was 80% corporate goals and 20% branch/departmental goals, with a maximum payout of 75% of eligible compensation.  For 2022, the weighting for Mr. Guillaume’s incentive award was 60% corporate goals and 40% branch/departmental goals, with a maximum payout of 25% of eligible compensation.

Pursuant to the terms of the Annual Incentive Plan, Mr. Black and Mr. Jones, who are both retirement eligible, elected to receive 100% of their earned Annual Incentive Plan awards, if any, in the form of cash.  Mr. Guillaume, who is not retirement eligible, will receive his earned Annual Incentive Plan award, if any, 70% in the form of cash and 30% in the form of restricted stock.  The grants of restricted stock vest ratably over a three-year period commencing on the first anniversary of the date of grant and continuing each anniversary date.  Once issued, the awards of restricted stock granted in connection with the Annual Incentive Plan are subject to the terms and conditions of the underlying equity incentive plan.

2016 Equity Incentive Plan.    The 2016 Equity Incentive Plan (the “2016 Plan”) permits the Company, under the supervision of the Compensation/ Human Resource Committee, and subject to the approval of the Board of Directors, to make equity-based awards to employees and non-employee directors.  The 2016 Plan provides for awards of both restricted stock and awards of stock without restrictions or other conditions.  The purpose of these stock awards is to attract and retain competitively superior people, further align employees and non-employee directors with shareholder interest, closely link employee and non-employee compensation with the Company’s performance, and maintain high levels of executive and non-employee stock ownership.  The 2016 Plan also provides a component of the total compensation package offered to employees and reflects the importance placed on motivating and rewarding superior results with long-term incentives.

Outstanding Equity Awards at December 31, 2022

The following table sets forth information concerning stock awards granted to the named executive officers that have not vested as of December 31, 2022.  No stock options were outstanding at December 31, 2022.

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)
Randall E. Black	-	-
Mickey L. Jones	-	-
Stephen J. Guillaume	258(2)	$19,794

(1)	Based upon the Company’s closing stock price of $76.72 on December 31, 2022.
(2)
Includes 124 shares that vest in three equal annual installments commencing on May 19, 2023, 90 shares that vest in two equal installments on June 4, 2023 and June 4, 2024, and 44 shares that will vest on May 19, 2023.

Stock Awards Vested During 2022

The following table sets forth information concerning restricted stock awards that vested during the year ended December 31, 2022 for each of our named executive officers.  No stock options were acquired or exercised during the year ended December 31, 2022.
Name	Number of Shares or Units of Stock Acquired On Vesting	Value Realized on Vesting
Randall E. Black	-	-
Mickey L. Jones	-	-
Stephen J. Guillaume(1)	192	$13,026

(1)
Includes 19 shares that vested on May 9, 2022 at $67.81 per share, 43 shares that vested on May 19, 2022 at $67.85 per share, 45 shares that vested on June 4, 2022 at $68.02 per share, and 85 shares that vested on November 22, 2022 at $67.75 per share.

Retirement Benefits

Cash Balance Pension Plan.   Effective January 1, 2008, the Bank converted its traditional noncontributory tax-qualified defined benefit pension plan into a tax-qualified account balance pension plan, which is referred to as a cash balance plan.  Participants in the former pension plan who were eligible employees (as defined in the plan) automatically became participants in the cash balance plan.  Under the cash balance plan, a participant’s account is the sum of the participant’s opening balance (which is his or her benefit under the former defined benefit plan) and annual allocations and interest credits.  The Bank credits each participant with an annual allocation if the participant has at least 1,000 hours of service with the Bank during the plan year.  Each annual allocation is determined based on a percentage of the participant’s “compensation” (as defined in the plan) and varies based on a participant’s age.  Annual cash balance plan allocations range between 3% and 8% of participant compensation.

Supplemental Executive Retirement Agreement.  The Bank maintains non-tax-qualified SERPs with Mr. Black and Mr. Jones (collectively the “executives”). The SERPs provide each executive with an annual retirement benefit for a period of 15 years following separation from service, or lump sum distribution (other than for cause) on or after attaining age 62. This retirement benefit equals a benefit percentage (16.4% and 13.6% for Mr. Black and Mr. Jones, respectively) multiplied by the average annual cash compensation during the three completed calendar years preceding the termination of employment.  Subject to the terms of the SERP, the executive may elect to receive the retirement benefit in an actuarially equivalent lump sum payment.  All of our named executive officers are 100% vested in their accrued SERP benefit.

Executive Deferred Compensation Plan.  The Bank maintains a non-tax qualified executive deferred compensation plan (“Deferred Compensation Plan”) for eligible employees designated by the board of directors.  Each of the named executive officers, except for Mr. Guillaume, are eligible to participate in the Deferred Compensation Plan.  Under the Deferred Compensation Plan, each year the Bank may credit an annual contribution to a participant’s deferred compensation account as of January 1.  The Bank may also credit other discretionary contributions to a participant’s deferred compensation account from time to time.  Amounts credited to a participant’s account under the plan accrue earnings monthly equal to the highest deposit rate of the Bank.  Participants vest in contributions made to the accounts on the earlier of (i) the date they both complete 15 years of service and attain age 55, (ii) the date they both complete 10 years of service and attain age 62, or (iii) the date they attain age 65.  Participants also become 100% vested in their accounts upon their death or disability and upon a change in control of the Bank or the Company.  Distributions are made from the Deferred Compensation Plan in either a lump sum or installments following a participant’s separation from service, death or upon a change in control.  Participants forfeit all benefits under the plan if the Bank terminates their employment for cause.

    Commencing in respect of compensation earned for services performed in calendar year 2022, each of the named executive officers, except for Mr. Guillaume, is eligible to elect to defer the receipt of up to 100% of the executive’s base salary and/or bonus compensation earned for the applicable calendar year until a future date.  The executive may elect to receive payment of any such deferred compensation upon his termination of employment, a specified future date, or the earlier of his termination of employment and a specified future date.  The executive also may elect to receive accelerated payment of deferred amounts upon his death and/or a change in control of the Company or the Bank.  The payment of deferred amounts will be made in one lump sum or in up to ten equal annual installments, as elected by the executive.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Randall E. Black	50,000	54,075	7,708	-	412,401
Mickey L. Jones	-	32,960	4,821	-	126,555
Stephen J. Guillaume	-	-	-	-	-

(1)	Contributions above are reflected for the named executive officers in the Summary Compensation Table.
(2)	Aggregate earnings in the last fiscal year are not reflected for the named executive officers in the Summary Compensation Table.
(3)
Of the amounts shown in this column, the following amounts were reported in the Summary Compensation Tables of the Company’s proxy statements for previous years:  Mr. Black - $245,300, Mr. Jones - $88,774.

Pension Benefits at December 31, 2022

The following table sets forth the actuarial present value of each named executive officer’s accumulated benefit under our tax-qualified and non-tax-qualified defined benefit plans, along with the number of years of credited service under the respective plans.  No distributions were made under the plans in 2022.  All of our named executive officers participate in our Account Balance Pension Plan except for Mr. Guillaume.  Mr. Black and Mr. Jones participate in SERPs.

Name	Plan Name	Years of Credited Service (#)	Present Value of Accumulated Benefit ($)
Randall E. Black	First Citizens Community Bank Account Balance Pension Plan	30	660,212
	Supplemental Executive Retirement Plan	30	1,554,190
Mickey L. Jones	First Citizens Community Bank Account Balance Pension Plan	19	415,528
	Supplemental Executive Retirement Plan	19	759,016

Potential Post-Termination Benefits

Payments Made Upon Termination by the Company for Cause.  Under the terms of the employment and change in control agreements, our contracted named executive officers will receive no severance payments in the event of termination for cause.  In addition, a termination for cause will also result in the forfeiture of all unvested restricted stock awards.  Further, participants in the Annual Incentive Plan forfeit all rights to incentive opportunities as a result of a termination for cause.  SERP participants and Deferred Compensation Plan participants will not receive any benefit upon termination for cause.

Payments Made Upon Termination by the Company Without Cause or by the Executive for Good Reason.  In the event that the Company or the Bank chooses to terminate Mr. Black’s employment for reasons other than for cause or, in the event of Mr. Black’s resignation from the Company or the Bank for good reason, the Company shall pay Mr. Black a lump sum amount equal to two (2) times Mr. Black’s base salary, minus applicable taxes and withholdings. In addition, for a period of one (1) year from the date of termination, Mr. Black shall receive continued health, life and disability insurance coverage under the same terms in effect during the one year prior to his termination.  Except as provided below, Mr. Jones receives no benefit under his change in control agreement in the event the Company terminates him without cause or he terminates employment for good reason prior to a change in control.  Except as provided below, Mr. Guillaume would receive his equity awards.  All outstanding restricted stock awards will vest if the executive is terminated by the Company or the Bank without cause.  Participants in the Annual Incentive Plan must be employed by the Bank on the date the benefits are paid.  Therefore, if a participant terminates employment without cause or for good reason prior to payment under the Annual Incentive Plan, all rights to plan benefits are forfeited, unless otherwise determined by the Committee administering the plan.  SERP participants will receive their vested accrued early termination benefit upon termination by the Company without cause or by the executive for good reason if they separate from service before age 62 and their normal retirement benefit if they separate from service on or after attaining age 62.  Deferred Compensation Plan participants receive their vested account balance upon their separation from service.

Payments Made Upon Disability.  Under the terms of Mr. Black’s employment agreement, if his employment is terminated due to a disability, Mr. Black will be entitled to the same benefit as provided by the Company’s long-term disability plan. Mr. Jones receives no benefit under his change in control agreement in the event his employment is terminated due to a disability; however, he will receive a benefit under the Company’s long-term disability plan if he meets the requirements of the plan upon termination.  Upon disability, Mr. Guillaume would receive his long-term incentive and equity awards.  All unvested restricted stock awards vest upon termination of employment due to disability.  If a participant in the Annual Incentive Plan terminates his or her service with the Bank due to a disability prior to distribution of the award, the participant’s award will be prorated based on the period of active employment with the Bank.  SERP participants become fully vested and will receive their accrued early termination benefit upon termination due to disability if they separate from service before age 62 and their normal retirement benefit if they separate from service on or after attaining age 62.  Deferred Compensation Plan participants become 100% vested upon disability and receive their vested account balance upon their separation from service.

Payments Made Upon Death.  Under his employment agreement, Mr. Black’s estate is entitled to receive any compensation accrued, but unpaid, as of the date of the executive’s death.  Mr. Jones receives no death benefit under his change in control agreement.  Mr. Guillaume’s estate would receive his long-term incentive and equity awards upon his death.  All unvested restricted stock awards vest upon death of an award recipient.  In addition, if a participant in the Annual Incentive Plan dies prior to distribution of an award, the participant’s award will be prorated based on the period of active employment with the Bank.  If a SERP participant dies prior to a separation from service, the SERP participant’s beneficiary will receive the normal retirement benefit the participant would have received if he were deemed to have attained his normal retirement age (age 62) immediately prior to his death.  If he dies after a separation from service, his beneficiary will receive the remaining benefits that would have been made to him.  Deferred Compensation Plan participants become 100% vested upon death with benefits paid to their beneficiary in a lump sum within 60 days.

Payments Made Upon a Change in Control.  In the event of a termination of employment in connection with a change in control, Mr. Black’s employment agreement provides him with a lump sum amount equal to 2.99 times his base salary.  In addition, for a period of 18 months from the date of termination or until Mr. Black secures substantially similar benefits through other employment, whichever shall occur first, Mr. Black is entitled to continued health, life and disability insurance coverage under the same terms in effect during the one year prior to his termination.

Under Mr. Jones’ change in control agreement, if, within one year following a change in control, he is involuntarily terminated, his title, responsibilities, or salary are reduced, or his duties, location of employment or benefits are reduced or changed as set forth in the agreement, Mr. Jones shall be entitled to receive a lump sum amount equal to one times his base salary.  In addition, for a period of 18 months from the date of termination or until Mr. Jones secures substantially similar benefits through other employment, whichever shall occur first, he shall receive a continuation of health care, life and disability insurance in effect prior to his termination.

Mr. Guillaume does not have a change in control agreement.  In the event of a change of control, however, Mr. Guillaume would receive his long-term incentive and equity awards.

Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times an individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control (the “Section 280G Limitation”).  An individual’s base amount is equal to an average of the individual’s Box 1, Form W-2 compensation for the five years preceding the year a change in control occurs (or such lesser number of years if the individual has not been employed for five years).  Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer may not deduct such amount for federal tax purposes.  The employment and change in control agreements limit payments made to the executives in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G.

In addition, all outstanding restricted stock awards will vest upon a change in control.  SERP participants who have not separated from service and have not attained their normal retirement age (age 62) prior to a change in control will receive their normal retirement benefit (determined without regard to their age or years of service at the time of the change in control) paid in an actuarial equivalent lump sum within ten days of the change of control.  Participants that have attained their normal retirement age will receive their normal retirement benefit after their separation from service.  Deferred Compensation Plan participants become 100% vested and will receive their account balance in a lump sum within 30 days following a change in control.

Payments Upon Retirement.  In addition to the tax-qualified retirement benefits and non-qualified retirement benefits set forth in “Pension Benefits” above, participants in the Annual Incentive Plan who retire from the Bank will receive a prorated payout based on the period of the participant’s active employment only.  Deferred Compensation Plan participants receive their vested account balance following a separation from service.  In addition, all unvested restricted stock awards will vest upon the retirement of an award recipient.  The term “retirement” is defined in the 2016 Equity Incentive Plan to mean the termination of the award recipient’s employment following the first day of the month coincident with or next following attainment of age 65, or attainment of age 55 and the completion of fifteen years of service, or attainment of age 62 and the completion of ten years of service.

Potential Post-Termination Benefits Table.    The amount of compensation payable to each named executive officer upon the occurrence of certain events is noted in the table below.  The amounts shown assume that such termination was effective as of December 31, 2022, and thus include amounts earned through such time and are estimates of the amounts that would be paid to the executives upon their termination.  The amounts shown relating to unvested stock awards are based on $76.72 per share, which was the fair market value of Company common stock on December 31, 2022.  The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company or Bank.  The table does not include the executives' account balances in the Bank’s tax-qualified retirement plan to which each executive has a non-forfeitable interest.

	Randall E. Black	Mickey L. Jones	Stephen J. Guillaume
Death:
Employment Agreement	-	-	-
Change in Control Agreement	-	-	-
SERP(1)	$1,739,558	$759,016	-
Executive Deferred Compensation Plan	$412,401	$126,555	-
Long-Term Incentive Award	-	-	$47,166
Equity Awards	-	-	$19,794

Disability:
Employment Agreement	-	-	-
Change in Control Agreement	-	-	-
SERP(2)	$1,554,190	$759,016	-
Executive Deferred Compensation Plan	$412,401	$126,555	-
Long-Term Incentive Award	-	-	$47,166
Equity Awards	-	-	$19,794

Retirement or Voluntary Termination Without Good Reason:
Employment Agreement	-	-	-
Change in Control Agreement	-	-	-
SERP(3)	$1,554,190	$759,016	-
Executive Deferred Compensation Plan(3)	$412,401	$126,555	-
Long-Term Incentive Award	-	-	$8,295
Equity Awards	-	-	-

Termination By Company For Cause:
Employment Agreement	-	-	-
Change in Control Agreement	-	-	-
SERP	-	-	-
Executive Deferred Compensation Plan	-	-	-
Long-Term Incentive Award	-	-	$8,295
Equity Awards	-	-	-

Voluntary Termination By Executive For Good Reason:
Employment Agreement(4)	$1,099,262	-	-
Change in Control Agreement	-	-	-
SERP(3)	$1,554,190	$759,016	-
Executive Deferred Compensation Plan(3)	412,401	$126,555	-
Long-Term Incentive Award	-	-	$8,295
Equity Awards	-	-	-

Termination By Company Without Cause:
Employment Agreement(4)	$1,099,262	-	-
Change in Control Agreement	-	-	-
SERP(3)	$1,554,190	$759,016	-
Executive Deferred Compensation Plan(3)	412,401	$126,555	-
Long-Term Incentive Award	-	-	$8,295
Equity Awards	-	-	$19,794

Termination in Connection with a Change-in-Control(5):
Employment Agreement(4)	$1,643,486	-	-
Change in Control Agreement(4)	-	352,168	-
SERP(1)	$1,739,558	$759,016	-
Executive Deferred Compensation Plan(3)	$412,401	$126,555	-
Long-Term Incentive Award	-	-	$47,166
Equity Awards	-	-	$19,794

(1)	Represents the executive’s normal retirement benefit under the arrangement, regardless of his age at the time of separation from service or death.
(2)	Represents the value of the executive’s early retirement benefit which fully vests upon his termination due to disability.
(3)	Mr. Black and Mr. Jones are fully vested under the Deferred Compensation Plan because of their age and years of service with the Bank.
(4)	Amount includes base compensation and the value of continued health, life and disability coverage for the period of time specified in the agreement.
(5)
The amount shown does not reflect adjustments that could be made to the executive’s total change in control severance payment to ensure the executive’s severance payment would not be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code.

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission.  Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of the copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in the Company’s common stock during the year ended December 31, 2022.

Policies and Procedures for Approval of Related Persons Transactions

The Company maintains a Policy and Procedures Governing Related Persons Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons.  Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

• the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year;

• the Company is, will or may be expected to be a participant; and

• any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of the Company if the Compensation/Human Resource Committee of the Board of Directors approved (or recommended that the Board approve) such compensation;

•	any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation; and

•
any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit and Examination Committee. In determining whether to approve or ratify a related person transaction, the Audit and Examination Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•	the size of the transaction and the amount of consideration payable to the related person;

•	the nature of the interest of the related person;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit and Examination Committee who has an interest in the transaction will abstain from voting on the approval of the transaction, but, if so requested by the Chair of the Committee, may participate in some or all of the discussion relating to the transaction.

Transactions with Related Persons

Loans and Extensions of Credit.  The Bank makes loans to persons affiliated with the Company and the Bank in the normal course of its business.  During 2022, all Bank loans to related persons (as defined under Securities and Exchange Commission rules) were made in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons not related to the Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

The Company's policies require that any loan to a director that would cause his/her aggregate loan relationship to exceed $300,000 be approved in advance by a majority of the disinterested members of the Board of Directors.  Any loan to an executive officer in the aggregate greater than $100,000 must be approved in advance by a majority vote of the Board of Directors.

SUBMISSION OF BUSINESS PROPOSALS AND SHAREHOLDER NOMINATIONS

Any shareholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, to be considered for inclusion in our proxy materials for the next Annual Meeting must be received at our principal executive offices no later than November 10, 2023.  If next year’s Annual Meeting is held on a date more than 30 calendar days from April 18, 2024, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such Annual Meeting.  Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that for a shareholder to make nominations for the election of directors or proposals for business to be brought before a meeting of shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act), a shareholder must deliver written notice of such nominations and/or proposals to the Corporate Secretary not less than 90 days and not more than 120 days before the date of the meeting; provided that if less than 100 days’ notice or prior public disclosure of the meeting is given or made to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders or such public disclosure was made.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Corporation’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 17, 2024.

SHAREHOLDER COMMUNICATIONS

The Company encourages shareholder communications to the Board of Directors and/or individual directors.  Communications regarding financial or accounting policies may be made to the Chairman of the Audit and Examination Committee, E. Gene Kosa, at First Citizens Community Bank, 15 South Main Street, Mansfield, Pennsylvania 16933.  Other communications to the Board of Directors may be made to the Chairman of the Governance and Nomination Committee, Rinaldo A. DePaola, at First Citizens Community Bank, 15 South Main Street, Mansfield, Pennsylvania 16933.  Communications to individual directors may be made to such director at the principal office at First Citizens Community Bank, 15 South Main Street, Mansfield, Pennsylvania 16933.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company common stock.  In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally, by email or by telephone without receiving additional compensation.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, FOR THE YEAR ENDED DECEMBER 31, 2022, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO PERSONS WHO WERE SHAREHOLDERS AS OF THE CLOSE OF BUSINESS ON FEBRUARY 27, 2023 UPON WRITTEN REQUEST TO MICKEY L. JONES, TREASURER, CITIZENS FINANCIAL SERVICES, INC., 15 SOUTH MAIN STREET, MANSFIELD, PENNSYLVANIA 16933-1590.

If you and others who share your address own shares in street name, your broker or other holder of record may be sending only one Annual Report on Form 10-K and Proxy Statement to your address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if a shareholder residing at such an address wishes to receive a separate Annual Report on Form 10-K or Proxy Statement in the future, he or she should contact the broker or other holder of record.  If you own your shares in street name and are receiving multiple copies of our Annual Report on Form 10-K and Proxy Statement, you can request householding by contacting your broker or other holder of record.

Our proxy materials are available over the Internet.  Go to the Website www.proxyvote.com, enter your 16-digit number, which is printed in the box marked by the arrow, look for Links to 2023 Shareholder Materials, and then click the Proxy Materials link to view our proxy materials.  Alternatively, you may visit www.firstcitizensbank.com and click on Investor Relations.

BY ORDER OF THE BOARD OF DIRECTORS

Randall E. Black
Chief Executive Officer and President

Mansfield, Pennsylvania
March 9, 2023

Appendix A

CITIZENS FINANCIAL SERVICES, INC.

2023 EMPLOYEE STOCK PURCHASE PLAN

Section 1 — PURPOSE

Citizens Financial Services, Inc. (the “Company”) hereby establishes this 2023 Employee Stock Purchase Plan (the “Plan”) for the benefit of its employees and employees of First Citizens Community Bank (the “Bank”) or other subsidiaries allowed to participate in the Plan.

The purpose of the Plan is to provide eligible employees with an opportunity to participate in the growth of the Company and to further align the interests of employees with the interests of the Company through the purchase of shares of the Company’s common stock.  The Plan is intended to be an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 2 — DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

2.1 “Board of Directors” means the Board of Directors of the Company.

2.2 “Change of Control” of the Company shall mean means any of the following:
(a) A change in ownership occurs on the date that any one person, or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Bank or the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Bank or the Company.

(b) A change in the effective control of the Bank or the Company occurs on the date that either (i) any one person, or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Bank or the Company possessing 30% or more of the total voting power of the stock of the Bank or the Company, or (ii) a majority of the members of the Bank’s or the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Bank’s or the Company’s board of directors prior to the date of the appointment or election, provided that this sub-section “(ii)” is inapplicable where a majority shareholder of the Bank or the Company is another corporation.

(c) A change in a substantial portion of the Bank’s or the Company’s assets occurs on the date that any one person or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(vii)(C)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Bank or the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of (i) all of the assets of the Bank or the Company, or (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets.

For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Treasury regulation section 1.409A-3(g)(5).
.

2.3 “Common Stock” or “Stock” means the Company’s common stock, par value $1.00.

2.5 “Committee” means the Board of Directors or the Compensation Committee of the Board of Directors.

2.6 “Eligible Employee” means any employee of the Company, the Bank or any Subsidiary which is made eligible to participate herein, who is eligible to participate in an Offering Period in accordance with Section 3.1.

2.7 “Fair Market Value” means as of any date, the value of a share of Stock determined as follows:

(a) If the Stock is listed on any established stock exchange or a national market system, including, without limitation, the NASDAQ Stock Market, LLC, its Fair Market Value shall be the closing market price of the Stock as reported on the date of determination, or, if no trades were reported on that date, the closing price on the most recent trading day immediately preceding the date of the determination, as quoted on such system or exchange, or the exchange with the greatest volume of trading in Stock for the last market trading day prior to the time of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable;
(b) If the Stock is quoted on the NASDAQ Stock Market, LLC or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Stock for the last market trading day prior to the time of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable; or

(c) In the absence of such markets for the Stock, the Fair Market Value shall be the average of the last reported “bid” and “ask” prices each day over the ten trading days preceding the relevant date, as reported by the applicable customary reporting service or market (including the Over-the-Counter Bulletin Board) or determined in good faith by the Committee, by reasonable application of a reasonable valuation method, considering any and all information the Committee determines relevant.

2.8 “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

2.9 “Offering Date” means each March 1, June 1, September 1 and December 1 after the Effective Date during which time the Plan is in effect unless different dates are selected by the Committee for an Offering Period to commence.

2.10 “Offering Period” means the period beginning on an Offering Date and ending on a Purchase Date as set by the Committee pursuant to Section 5.1 during which Eligible Employees may set aside funds via payroll deductions to purchase Common Stock under the Plan.

2.11 “Participant” means an Eligible Employee who has elected to participate in the Plan and who has not ceased participation herein, or who has not declined participation under any auto-enrollment feature adopted by the Committee for an Offering Period.

2.12 “Purchase Date” means each February 28, May 31, August 31 and November 30 immediately following an Offering Date, as applicable, unless different dates are selected by the Committee for a Purchase Date, and as of which purchases of shares of Common Stock shall be carried out in accordance with the Offering.

2.13 “Purchase Rights” means an option to purchase shares of Common Stock granted pursuant to the Plan.

2.14 “Subsidiary” means any “parent company” or “subsidiary company” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

Section 3 — Eligibility and Participation

3.1 Initial Eligibility.  Employees of the Company, the Bank or, as the Committee may designate, employees of a Subsidiary are eligible to participate in the Plan, subject to the following: except as provided in Section 3.2, an employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, the employee has been in the employ of the Company or the Subsidiary, as the case may be, for a continuous period preceding the Offering Date as the Committee may require, but in no event shall the required period of continuous employment be greater than two years. In addition, the Committee may provide that no employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, the employee's customary employment with the Company, the Bank or the Subsidiary is for more than twenty (20) hours per week and/or for more than five months per calendar year or such other criteria as the Committee may determine consistent with Section 423 of the Code.  For purposes of this Plan, including this Section 3.1, unless the Committee determines otherwise, prior employment with a corporation or financial institution that was merged into the Company and/or the Bank will count as employment with the Company and/or the Bank, provided the employee became an employee of the Company and/or the Bank on the date of the merger.

3.2 Limitation on Eligibility.  Notwithstanding Section 3.1, no Eligible Employee may participate in the Plan for an Offering Period if, upon the employee’s purchase of the largest amount of shares available to him or her for purchase during the Offering Period, the employee would own Stock, and/or hold outstanding options to purchase Stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this Section 3.2, the rules of Code Section 424(d) shall apply in determining stock ownership for any employee).  In addition, the Committee may provide in an Offering that Employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

Section 4 — Shares Available Under the Plan

4.1 Shares Available.  Subject to adjustments pursuant to Section 4.3, the maximum number of shares of Common Stock that may be purchased under the Plan is 100,000.

4.2 Source of Shares.  Shares of Common Stock issued under the Plan may be issued from authorized and unissued Common Stock or from any other proper source.

4.3 Adjustments in Authorized Shares.  In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the number of shares of Stock or the kind of shares or securities an appropriate and proportionate adjustment shall be made in the number and kind of shares that may be delivered under the Plan (both in the aggregate or under individual limits), and in the number and kind of or price of share subject to outstanding Purchase Rights; provided the number of shares subject to Purchase Rights will always be a whole number.  Any adjustment will be made in a manner so as not to constitute a “modification” within the meaning of Code Section 424(h).  If the Company merges or consolidates with or into another corporation, each Participant will thereafter receive, upon the Purchase Date, the securities or property to which a holder of the number of shares of Stock then deliverable would have been entitled upon the merger or consolidation, and the Company shall take such steps in connection with the merger or consolidation as may be necessary to assure the provisions of this Plan will thereafter be applicable, as nearly as is reasonably possible, in relation to any securities or property deliverable at any subsequent Purchase Date.  A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes.

Section 5 — Stock Purchases Under the Plan

5.1 Offering Periods.  The Committee shall, from time to time in its discretion, designate Offering Periods during which all Eligible Employees may elect to purchase Stock under the Plan, provided that no Offering Period may have a duration of longer than 27 months.

5.2  Offering Terms. Each Offering will be in such form and shall contain such terms and conditions as the Committee deems appropriate but shall comply with the requirement of Code Section 423(b)(5) that all Eligible Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical but must be consistent with the terms of the Plan. The Committee may designate a maximum number of shares of Common Stock that may be purchased by each Eligible Employee during the Offering Period or restrict purchases by Eligible Employees to maximum dollar amount or percentage of compensation, provided that no Eligible Employee may elect to purchase Common Stock with a Fair Market Value in excess of $25,000 (determined at the time the rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for any calendar year.  During each Offering Period, each Eligible Employee may elect to purchase Common Stock in accordance with the rules set by the Committee for that Offering Period. The Committee may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to an Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any maximum aggregate number, then, in the absence of any Committee action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

5.3 Contributions; Payroll Deductions.

5.3.1 Eligible Employees shall accumulate funds (“Contributions”) to purchase Stock during an Offering Period by payroll deduction.  An Eligible Employee must signify his or her election to participate in the Plan for the Offering Period by completing a form (electronically or otherwise, as determined by the Committee) (the “Subscription Agreement”) within a period before the Offering Period begins as established by the Committee.  Each Participant's Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company.

5.3.2 No interest will be paid on Contributions during an Offering Period.

5.3.3  Each Subscription Agreement shall authorize an amount of Contributions expressed as either a fixed dollar amount or percentage of the Participant's earnings (as defined in each Offering) during the Offering (not to exceed any maximum that may be specified by the Committee). To the extent provided in the Offering, a Participant may thereafter revoke the election and reduce future Offering Period Contributions to zero but may not otherwise make a change or increase Contributions until a future Offering Period begins.  Subscription Agreements may carry over into future Offering Periods, or new Subscriptions shall be required for each Offering Period, as determined by the Committee.

5.3.4  During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. The withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon withdrawal from the Offering by a Participant, the Company will distribute to the Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant) under the Offering, and the Participant's Purchase Right in that Offering shall thereupon terminate. A Participant's withdrawal from an Offering will have no effect upon such Participant's eligibility to participate in any other Offerings under the Plan, but the Participant will be required to deliver a new Subscription Agreement in order to participate in subsequent Offerings.

5.4 Purchase Price.  Purchases of Common Stock under the Plan shall occur on the Purchase Date.  The purchase price (the “Purchase Price”) of each share of Common Stock shall be equal to 95% of the Fair Market Value of Common Stock on the Purchase Date; however, the Committee may modify the Purchase Price upon prior notice to Participants provided that the Purchase Price may not be lower than the lesser of (i) 85% of the Fair Market Value of the Common Stock on the first day of the Offering Period and (ii) 85% of the Fair Market Value of the Common Stock on the Purchase Date.

5.5 Issuance of Common Stock.  The purchase of Common Stock pursuant to the Plan will be effective as of the Purchase Date and the shares of Common Stock purchased will be deemed outstanding as of such date and will be registered in book entry form on the registration books maintained by the Company’s transfer agent.

5.6 Termination of Employment of the Participant Before Purchase Date.   In the event a Participant ceases to be an employee of the Company or any Subsidiary (except in the case of transfer from one of such companies to another) for any reason prior to the end of an Offering Period, all Contributions will be returned to the Participant or, if the Participant is deceased, to his or her spouse, or if there is no spouse or the spouse does not claim the refund, to the Participant’s estate, and no Common Stock will be issued to such Participant or the Participant’s heirs under this Plan.

5.7 Optional Actions at a Change in Control.  In the event of a Change of Control, the Committee may take one or more of the following actions with respect to any or all outstanding Purchase Rights: the Committee may (i) end the Offering Period and return all Contributions to Participants, (ii) after giving Participants notice, end the Offering Period at a future date so specified in such notice, and, to the extent Participants do not elect to withdraw, issue Stock for their Contributions as of the Purchase Date established by that shortened Offering Period, or (iii) determine that outstanding Purchase Rights shall be assumed by, or replaced with comparable rights by, the surviving company, (or a parent or subsidiary of the surviving company).  Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

Section 6 – Administration

6.1 Governance. The Board of Directors or the Committee shall administer the Plan and shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a) To determine how and when Purchase Rights to purchase shares of Common Stock will be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(b) To designate from time-to-time any Subsidiary of the Company that will be eligible to participate in the Plan.

(c) To construe and interpret the Plan and Purchase Rights and factual matters related thereto, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(d) To settle all controversies regarding the Plan and Purchase Rights granted under it.

(e) To suspend or terminate the Plan at any time as provided in Section 8.

(f) Generally, to exercise the powers and to perform the acts as it deems necessary or expedient to promote the best interests of the Company and any Subsidiary and to carry out the intent that the Plan be treated as an employee stock purchase plan.

The Board of Directors or the Committee may, without regard to whether Participant’s rights are adversely affected, change the duration of Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, and establish reasonable waiting and adjustment periods and/or accounting and crediting procedures.

6.2  Board Delegation to Compensation Committee. The Board of Directors may delegate some or all of the administration of the Plan to the Compensation Committee. If administration is delegated to the Compensation Committee, the Compensation Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board of Directors that have been delegated to the Compensation Committee. The Board of Directors may retain the authority to concurrently administer the Plan with the Compensation Committee and may, at any time, restore in the Board of Directors some or all of the powers previously delegated to the Compensation Committee.

6.3 Exculpation.  No member of the Board of Directors or the Committee, nor any officer or employee acting on their behalf, shall be liable for actions, determinations or interpretations made in good faith with respect to the Plan.  All members of the Board of Directors and the Committee and each officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

6.4 Decisions Binding.  All determinations and decisions made by the Board of Directors or the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its shareholders, Participants and their estates and beneficiaries.

Section 7 — No Assignment

No Participant may assign or transfer any rights under the Plan to any other person, nor delegate any duties of the Participant.  Any attempted assignment or delegation by the Participant is void and shall have no effect.

Section 8 — Amendment, Modification and Termination

The Board of Directors may, at any time, amend, modify or terminate the Plan without the consent of any Participant or Eligible Employee; provided, however, that the Board of Directors may not (i) increase the number of shares of Stock available for issuance hereunder without approval of the Company’s shareholders, other than in accordance with Section 4.3, and (ii) make any other changes herein to the extent shareholder approval is required by applicable law or listing requirements.

Section 9 — General Provisions

9.1 Not a Contract of Employment.  Neither the Plan, nor any action taken under the Plan, shall be construed as conferring upon any Eligible Employee any right to continue as an employee of the Company or any Subsidiary.

9.2 Withholding.  The Company shall be entitled to take whatever steps it deems necessary to satisfy its federal, state, and local taxes withholding obligations under applicable law, if any, with respect to the Plan.

9.3 Securities Restrictions on Sale of Stock.  The Committee may require Participants receiving Common Stock under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares for investment without a view to distribution thereof.  No shares shall be issued or transferred unless the Committee determines, in its sole discretion, that such issuance or transfer complies with all relevant provisions of law, including but not limited to, the (i) limitations, if any, imposed in the state of issuance or transfer, (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, and (iii) requirements of any stock exchange upon which the Company’s shares may then be listed.  The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

9.4 Restrictions on Stock Acquired Pursuant to Plan.  The Committee may impose such restrictions as it deems advisable on a Participant selling, assigning, transferring, or otherwise disposing of any Stock acquired hereunder, as described in the Offering.

9.5 Governing Law.  This Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without regard to its conflicts of laws rules.

9.6 Gender and Number.  Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

9.7 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

9.8 Not a Shareholder.  No person entitled to purchase Common Stock with respect to an Offering Period hereunder will have any rights as a shareholder of the Company with respect to the Common Stock to be purchased during an Offering Period until such person has become the holder of record of such shares of Common Stock on the Company’s corporate records.

9.9 Tax Report. The Company shall reflect the purchase of Stock hereunder on an informational report as required by Code Section 6039 no later than January 31 of the year following the purchase.

9.10 Headings.  The headings in this Plan have been inserted solely for convenience of reference and shall not be considered in the interpretation or construction of this Plan.

Section 10 — Effective Date and Term of Plan

The Plan will be effective on the date (the “Effective Date”) when the shareholders of the Company approve the Plan.  The Plan shall begin on the Effective Date and shall continue until all Common Stock authorized for issuance under Section 4 has been issued under the Plan or until the Board of Directors terminates the Plan, if sooner.

CITIZENS FINANCIAL SERVICES, INC
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

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CITIZENS FINANCIAL SERVICES, INC.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS BELOW.

	For All	Withhold All	For All Except
1. Election of Class 3 Directors:	☐	☐	☐

Nominees:

01) Randall E. Black
02) Rinaldo A. DePaola
03) Janie M. Hilfiger
04) Mickey L. Jones

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Annual Meeting Reservation
To make a reservation for you and a guest, please RSVP before April 7, 2023 by calling the corporate secretary at 570-662-0444.

Please sign exactly as your name appears on the other side of this proxy and print the date on which you sign the proxy in the spaces provided below. If signed on behalf of a corporation, please sign in corporate name by an authorized officer. If signing as a representative, please give full title as such. For joint accounts, only one owner is required to sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D95764-P86201

REVOCABLE PROXY
CITIZENS FINANCIAL SERVICES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The shareholder signing this proxy card appoints Mickey L. Jones and Robert B. Mosso, or either of them acting in the absence of the other, as proxyholders, each with the power to appoint his substitute, and authorizes either or both of them to represent and to vote, as designated below, all of the shares of the common stock, $1.00 par value per share, of Citizens Financial Services, Inc. that the shareholder holds of record on February 27, 2023, at the Annual Meeting of Shareholders of Citizens Financial Services, Inc. to be held on April 18, 2023, at 10:00 a.m., and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED BY YOU, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS CARD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE LISTED NOMINEES, FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ACCOUNTANTS, FOR APPROVAL OF THE CITIZENS FINANCIAL SERVICES, INC. 2023 EMPLOYEE STOCK PURCHASE PLAN, AND IN THE DISCRETION OF THE PROXYHOLDERS NAMED IN THIS PROXY, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT.

YOU MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE VIA THE INTERNET.

(Continued, and to be marked, dated and signed, on the other side)